UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ⌧

Filed by a Party other than the Registrant ◻

Check the appropriate box:
◻	Preliminary Proxy Statement
◻	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
⌧	Definitive Proxy Statement
◻	Definitive Additional Materials
◻	Soliciting Material under §240.14a-12

ImmunoGen, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
⌧ No fee required.
◻ Fee paid previously with preliminary materials.
◻ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 26, 2023

Dear Shareholder:

You are cordially invited to attend the 2023 Annual Meeting of Shareholders of ImmunoGen, Inc. (the “Annual Meeting”) to be held on Wednesday, June 14, 2023, beginning at 9:00 a.m., Eastern Time, in a virtual-only meeting format.

The accompanying Notice of Annual Meeting of Shareholders and proxy statement describe the matters that will be presented at the Annual Meeting. The agenda for the meeting includes proposals to fix the number of members of our Board of Directors at nine, to elect nine members to our Board of Directors, to hold an advisory vote on executive compensation, to hold an advisory vote on the frequency of advisory shareholder votes on executive compensation, and to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023. The Board of Directors recommends that you vote FOR its proposal to fix the number of members of our Board of Directors at nine, FOR the election of its slate of directors, FOR approval of the compensation of our named executive officers as disclosed in the proxy statement, for its recommendation that ONE YEAR be the frequency of advisory shareholder votes on executive compensation, and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

Please refer to the proxy statement for detailed information on each of the proposals. Your vote is important. Whether or not you expect to attend the Annual Meeting, your shares should be represented. Therefore, we urge you to vote promptly to ensure that your shares are represented at the Annual Meeting and in accordance with the instructions set forth in either the Notice Regarding the Availability of Proxy Materials or the proxy card that you received. This will ensure your proper representation at our Annual Meeting.

Sincerely

MARK J. ENYEDY
President and
Chief Executive Officer

YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR PROXY PROMPTLY.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On June 14, 2023

To Shareholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of ImmunoGen, Inc. (“Annual Meeting”) will be held on Wednesday, June 14, 2023, beginning at 9:00 a.m., Eastern Time, in a virtual-only meeting format, for the following purposes:

1.	To fix the number of members of the Board of Directors at nine.
2.	To elect nine members of the Board of Directors to hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified.
3.	To approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in this proxy statement.
4.	To vote, on an advisory basis, on the frequency of advisory shareholder votes on the compensation paid to our executive officers.
5.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023.
6.	To transact such other business as may properly come before the meeting or at any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on April 10, 2023 as the record date for the Annual Meeting (the “Record Date”). All shareholders of record on that date are entitled to notice of and to vote at the meeting. We plan to begin mailing the Notice Regarding the Availability of Proxy Materials on or about April 26, 2023. Our proxy materials, including this proxy statement and our 2022 annual report, will also be available on or about April 26, 2023 on the website referred to in the Notice Regarding the Availability of Proxy Materials.

You are cordially invited to attend the Annual Meeting virtually. Whether or not you expect to attend the meeting, please vote as soon as possible. If you attend the meeting, you may continue to have your shares voted by proxy as previously instructed or you may withdraw your vote and vote your shares during the meeting.

The Annual Meeting will be held entirely online via live audio webcast. The virtual meeting format will allow for participation by all of our shareholders, regardless of their geographic location. To attend the meeting, examine our list of shareholders, or vote during the meeting, go to www.virtualshareholdermeeting.com/IMGN2023. You may log into the meeting by entering your unique 16-digit control number found on your Notice Regarding the Availability of Proxy Materials, proxy card, or voting instruction form. For more information about how to attend the meeting online, please see the questions and answers section in this proxy statement. Prior to the Annual Meeting, you will also be able to vote at www.proxyvote.com and by the other methods described in this proxy statement.

By Order of the Board of Directors

DANIEL S. CHAR
Secretary
April 26, 2023

830 Winter Street

Waltham, MA 02451

PROXY STATEMENT

2023 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 14, 2023

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

How will the Annual Meeting be conducted?

The 2023 annual meeting of shareholders of ImmunoGen, Inc. (“Annual Meeting”) will be held entirely online via live audio webcast. The virtual meeting will allow for participation by all of our shareholders, regardless of their geographic location. We are pleased to provide expanded access and improved communication for our shareholders. To attend the meeting, examine our list of shareholders, or vote during the meeting, go to www.virtualshareholdermeeting.com/IMGN2023.

How do I attend the Annual Meeting? What if I have technical difficulties or trouble accessing the Annual Meeting?

If you are a registered shareholder or beneficial owner of shares of the common stock of ImmunoGen at the close of business on April 10, 2023 (the “Record Date”) you may attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/IMGN2023 and logging in by entering the 16-digit control number found on your Notice of Internet Availability, proxy card, or voting instruction form, as applicable. If you lose your 16-digit control number or are not a shareholder, you will be able to attend the meeting as a guest by visiting www.virtualshareholdermeeting.com/IMGN2023 and registering as a guest. If you enter the meeting as a guest, you will not be able to vote your shares, examine our list of shareholders, or submit questions during the meeting.

You may log into the Annual Meeting beginning at 8:45 a.m. Eastern Time on June 14, 2023 and the meeting will begin promptly at 9:00 a.m. Eastern Time. You should allow ample time to log in to the meeting and test your computer audio system. If you experience any technical difficulties accessing the meeting or during the meeting, please call the toll free number that will be available on our virtual shareholder login site (at www.virtualshareholdermeeting.com/IMGN2023) for assistance. We will have technicians ready to assist you with any technical difficulties you may have beginning 15 minutes prior to the start of the meeting, at 8:45 a.m. Eastern Time on June 14, 2023.

Shareholders will also be able to submit questions through the platform being used for the Annual Meeting. Shareholders may ask questions that are confined to matters properly presented at the meeting and of general concern to the Company.

A list of shareholders of record will be available during the virtual Annual Meeting for inspection by shareholders at www.virtualshareholdermeeting.com/IMGN2023.

Why are these materials being made available to me?

We are making these proxy materials available to you on or about April 26, 2023, in connection with the solicitation of proxies by the Board of Directors of ImmunoGen, Inc. (the “Board”), for the Annual Meeting, and any adjournment or postponement of that meeting. The meeting will be held on Wednesday, June 14, 2023, beginning at 9:00 a.m., Eastern Time, in a virtual-only meeting format. We intend to mail a Notice Regarding the Availability of Proxy Materials (referred to elsewhere in this proxy statement as the “Notice”) to all shareholders of record entitled to vote at the Annual Meeting on or about April 26, 2023. The Notice will instruct you as to how you may obtain access and review all of the important information contained in the proxy materials, including the proxy statement and our Annual Report for the fiscal year ended December 31, 2022. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions included in the Notice for requesting such materials.

You are invited to attend the Annual Meeting, and we request that you vote on the proposals described in this proxy statement. You do not need to attend the meeting to vote your shares. Instead, you may have your shares voted at the meeting on your behalf by following the instructions below to submit your proxy on the Internet. Alternatively, if you received a printed copy of these materials, you may complete, sign, and return the accompanying proxy card or submit your proxy by telephone as described below in order to have your shares voted at the meeting on your behalf.

Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

As permitted by the rules of the U.S. Securities and Exchange Commission (the “SEC”) we may furnish our proxy materials to our shareholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each shareholder. Most shareholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should lower the costs of the Annual Meeting and help to conserve natural resources. If you received the Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials unless you request one by following the instructions included in the Notice. Instead, the Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card.

What am I voting on?

There are five matters scheduled for a vote:

●	To fix the number of members of our Board of Directors at nine;
●	To elect nine nominees to our Board of Directors;
●	To approve, on an advisory basis, the compensation paid to our named executive officers, as described in this proxy statement;
●	To vote, on an advisory basis, on the frequency of advisory shareholder votes on the compensation paid to our named executive officers; and
●	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023.

Who can attend and vote at the meeting?

Shareholders of record at the close of business on April 10, 2023 are entitled to attend and vote at the Annual Meeting. Each share of our common stock is entitled to one vote on all matters to be voted on at the meeting and can be voted only if the record owner is present to vote or is represented by proxy.

What constitutes a quorum at the meeting?

The presence at the Annual Meeting, virtually or represented by proxy, of the holders of a majority of our common stock outstanding on April 10, 2023, the Record Date, will constitute a quorum for purposes of the meeting. On the Record Date, 226,070,419 shares of our common stock were outstanding. For purposes of determining whether a quorum exists, proxies received but marked “abstain” and so-called “broker non-votes” (described below) will be counted as present.

How many votes do I have?

Each share of our common stock that you own entitles you to one vote.

How do I vote by proxy?

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we urge you to either:

●	vote on the Internet pursuant to the instructions provided in the Notice or proxy card you received by mail, or
●	request printed copies of the proxy materials by mail pursuant to the instructions provided in the Notice, and either
o	complete, sign, date, and return the proxy card you will receive in response to your request, or
o	vote by telephone (toll-free) in the United States or Canada or on the Internet, in accordance with the instructions provided in the proxy card.

Requests for printed copies of the proxy materials should be made no later than June 1, 2023, to ensure that they will be received in time for you to cast your vote on a timely basis. Please note that the Notice is not a proxy card or a ballot, and any attempt to vote your shares by marking and returning the Notice will be ineffective.

If you properly complete and deliver your proxy (whether electronically, by mail, or by telephone) and it is received by 11:59 p.m. Eastern Time on June 13, 2023, your shares will be voted as you direct. If you sign, date, and return a proxy card but do not specify how your shares are to be voted, then your shares will be voted as follows:

●	FOR the proposal to fix the number of members of our Board of Directors at nine;
●	FOR the election of the nine nominees named below under “Election of Directors”;
●	FOR approval, on an advisory basis, of the compensation paid to our named executive officers, as described in this proxy statement;
●	for ONE YEAR for the frequency of the advisory shareholder votes on the compensation paid to our named executive officers; and
●	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023.

If any other matter properly comes before the Annual Meeting or at any adjournments or postponements of the meeting, the person acting as your proxy will vote your shares in his discretion. At present, we do not know of any other business that is intended to be brought before or acted upon at the meeting.

How do I vote if my shares are held by my broker?

If your shares are held by your broker in “street name,” you will need to instruct your broker how to vote your shares in the manner provided by your broker. You may also log into the Annual Meeting by entering your 16-digit control number found on your voting instruction form and vote your shares during the meeting.

What discretion does my broker have to vote my shares held in “street name?”

A broker holding your shares in “street name” must vote those shares according to any specific instructions it receives from you. If specific instructions are not received, your broker’s ability to vote your shares in its discretion is dependent on the type of proposal involved. A broker generally may not vote on “non-routine” matters without receiving your specific voting instructions. Although the determination of whether a nominee will have discretionary voting power for a particular item is typically determined only after proxy materials are filed with the SEC, we expect that the proposals for the election of directors, the advisory proposal on executive compensation, and the advisory proposal on the frequency of future advisory votes on executive compensation will be considered “non-routine” matters. Accordingly, if such a matter comes before the meeting and you have not specifically instructed your broker how to vote your shares, your shares will not be voted on that matter, giving rise to what is called a “broker non-vote.” Shares represented by broker non-votes will be counted for purposes of determining the existence of a quorum for the transaction of business, but for purposes of determining the number of shares voting on a particular proposal broker non-votes will not be counted as votes cast or shares voting. We expect that the votes on fixing the number of members of our Board of Directors and the ratification of the selection of our independent auditors will be considered “routine” matters, and a broker would therefore be able to vote on these proposals even if it does not receive your specific instructions. As a result, we do not expect any broker non-votes will exist in connection with such proposals.

Can I change my vote after I have already voted?

Yes. You may change your vote at any time before your proxy is exercised. To change your vote, you may:

●	Deliver to our corporate secretary a written notice revoking your earlier vote;
●	Submit a properly completed and signed proxy card with a later date;
●	Vote again telephonically or electronically (available until 11:59 p.m. Eastern Time on June 13, 2023); or
●	Vote at the virtual meeting.

Your last properly cast vote will be counted. Your attendance at the virtual meeting will not by itself be deemed to revoke a previously delivered proxy.

If your shares are held in “street name,” you should contact your broker, bank, or other nominee for instructions on changing your vote.

How are votes counted?

●	Proposal 1 - Proposal fixing the number of members of our Board of Directors at nine: Approval of this proposal requires the favorable vote of a majority of the votes cast on the matter. Abstentions will have no effect on the outcome of voting on this matter. We do not expect any broker non-votes on this proposal.
●	Proposal 2 - Election of directors: The nine nominees who receive the highest number of “For” votes will be elected. If you do not vote for a particular nominee, or you withhold authority for one or all nominees, your vote will have no effect on the outcome of the election. Broker non-votes will also have no effect on the outcome of the election.
●	Proposal 3 - Advisory (non-binding) vote on executive compensation, or “say-on-pay:” Because this proposal calls for a non-binding advisory vote, there is no “required vote” that would constitute approval. However, our Board of Directors and the Compensation Committee will take into account the result of the vote when determining future executive compensation arrangements. Abstentions and broker non-votes will have no effect on the outcome of voting on this matter.
●	Proposal 4 - Advisory (non-binding) vote on frequency of “say-on-pay” votes: This proposal also calls for a non-binding advisory vote. Accordingly, there is no “required vote” that would constitute approval. This proposal provides for a choice among three frequency periods (one, two, or three years) for future say-on-pay advisory votes. The vote on the frequency of say-on-pay votes is not binding on our Board. However, the Board will take into account the result of the vote when determining the frequency of future say-on-pay votes. Abstentions and broker non-votes will have no effect on the outcome of voting on this matter.
●	Proposal 5 - Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm: Approval of this proposal requires the favorable vote of a majority of the votes cast on the matter. Abstentions will have no effect on the outcome of voting on this matter. We do not expect any broker non-votes on this proposal.

Where Can I Find the Voting Results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days following the meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

How is ImmunoGen soliciting proxies?

We bear the cost of preparing, assembling, and mailing the proxy material relating to the solicitation of proxies by the Board of Directors for the Annual Meeting, as well as the cost of making such materials available on the Internet. In addition to the use of the mail and the Internet, certain of our officers and regular employees may, without additional compensation, solicit proxies in person, by telephone, or other means of communication. We will also request brokerage houses, custodians, nominees, and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares, and will reimburse those record holders for their reasonable expenses in transmitting this material. In addition, we have engaged The Alliance Advisors, LLC to assist in the solicitation of proxies and provide related advice and informational support for a services fee and reimbursement of customary disbursements that are not expected to exceed $27,000, in the aggregate.

VOTING SECURITIES

The following tables set forth certain information with respect to the beneficial ownership of our common stock as of April 10, 2023, the Record Date, for (a) each shareholder known by us to own beneficially more than 5% of our common stock and (b) each of our directors and director nominees, each of our named executive officers, and all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of April 10, 2023 pursuant to the exercise of options or warrants, or the vesting of stock units to be outstanding for the purpose of computing the percentage ownership of such individual or group, but those shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the tables. Except as indicated in footnotes to the tables, we believe that the shareholders named in these tables have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these shareholders. Percentage of ownership is based on 226,070,419 shares of our common stock outstanding as of April 10, 2023.

Who owns more than 5% of our stock?

To our knowledge, as of April 10, 2023, there were five shareholders who beneficially owned more than 5% of our common stock. The table below contains information regarding the beneficial ownership of these entities.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
RA Capital Management, L.P. (1)	22,584,435	9.99%
Redmile Group, LLC (2)	19,896,453	8.80%
BlackRock, Inc. (3)	18,016,002	7.97%
State Street Corporation (4)	17,508,113	7.74%
The Vanguard Group (5)	14,378,435	6.36%
1)	Based on a Schedule 13G/A filed jointly by RA Capital Management, L.P., Peter Kolchinsky, Rajeev Shah, and RA Capital Healthcare Fund, L.P. with the SEC on February 14, 2023 reporting beneficial ownership as of December 31, 2022. Consists of 21,853,958 shares of common stock and pre-funded warrants to purchase 730,477 shares of common stock. Excludes 20,704,305 shares of common stock issuable upon the exercise of pre-funded warrants, which were not exercisable within 60 days of April 10, 2023 by virtue of the beneficial ownership limitation contained in the pre-funded warrants. The number of shares of common stock into which the pre-funded warrants are convertible is limited to that number of shares of common stock which would result in RA Capital Management, L.P., together with its affiliates and other attribution parties, having an aggregate beneficial ownership of no more than 9.99% of the total issued and outstanding shares of common stock. This beneficial ownership limitation may be increased or decreased to an amount not to exceed 19.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of pre-funded warrants upon at least 61 days’ prior notice to the Company. The Schedule 13G/A filing reported that the reporting persons each had shared voting and investment power with respect to all of the shares reported. The reporting persons’ address is 200 Berkeley Street, 18th Floor, Boston, Massachusetts 02116.
2)	Based on a Schedule 13G/A filed jointly by Redmile Group, LLC and Jeremy C. Green with the SEC on February 14, 2023 reporting beneficial ownership as of December 31, 2022. Consists of 8,532,817 shares of common stock and pre-funded warrants to purchase 11,363,636 shares of common stock. The number of shares of common stock into which the pre-funded warrants are convertible is limited to that number of shares of common stock which would result in Redmile Group, LLC, together with its affiliates and other attribution parties, having an aggregate beneficial ownership of no more than 9.99% of the total issued and outstanding shares of common stock. This beneficial ownership limitation may be increased or decreased to an amount not to exceed 19.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of pre-funded warrants upon at least 61 days’ prior notice to the Company. The Schedule 13G/A filing reported that Redmile Group, LLC and Jeremy C. Green, through his control of Redmile Group, LLC, each had shared voting and investment power with respect to all of the shares reported. The reporting persons’ address is One Letterman Drive, Building D, Suite D3-300, The Presidio of San Francisco, San Francisco, California 94129.
3)	Based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 3, 2023 reporting beneficial ownership as of December 31, 2022. The Schedule 13G/A filing reported that the reporting person had sole voting power with respect to 17,607,073 shares and sole investment power with respect to 18,016,002 of the shares reported. The reporting person’s address is 55 East 52nd Street, New York, New York 10022.
4)	Based on a Schedule 13G/A filed by State Street Corporation with the SEC on February 8, 2023 reporting beneficial ownership as of December 31, 2022. The Schedule 13G/A filing reported that the reporting person had no sole voting power, shared voting power with respect to 17,004,221 shares and shared investment power with respect to 17,508,113 of the shares reported. The reporting person’s address is State Street Financial Center, 1 Lincoln Street, Boston, Massachusetts 02111.

5)	Based on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 9, 2023 reporting beneficial ownership as of December 31, 2022. The Schedule 13G/A filing reported that the reporting person had no sole voting power, shared voting power with respect to 243,305 shares, sole investment power with respect to 13,970,770 shares, and shared investment power with respect to 407,665 shares. The reporting person’s address is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

How many shares do ImmunoGen’s directors and executive officers own?

The following information is furnished as of April 10, 2023, with respect to common stock beneficially owned by: (1) our directors (including our chief executive officer); (2) our named executive officers; and (3) all directors and executive officers as a group.

Name and Address of Beneficial Owner*	Number of Shares Beneficially Owned (1)	Percent of Class (1)
Stuart A. Arbuckle (2)	260,384	**
Mark J. Enyedy (3)	5,519,646	2.39%
Mark A. Goldberg, M.D. (4)	437,544	**
Tracey L. McCain (5)	89,027	**
Stephen C. McCluski (6)	324,458	**
Dean J. Mitchell (7)	371,667	**
Kristine Peterson (8)	293,954	**
Helen M. Thackray, M.D. (9)	88,119	**
Richard J. Wallace (10)	321,326	**
Susan Altschuller, PhD (11)	483,541	**
Anna Berkenblit, M.D. (12)	1,704,539	**
Stacy Coen (13)	500,448	**
Renee Lentini (14)	347,176	**
Michael J. Vasconcelles, M.D.	—	**
All directors and executive officers as a group (16 persons) (15)	12,041,994	5.07%

*Unless otherwise indicated, the address is c/o ImmunoGen, Inc., 830 Winter Street, Waltham, Massachusetts 02451.

**Less than 1.0%.

1)	The number and percent of the shares of common stock with respect to each beneficial owner are calculated by assuming that all shares which may be acquired by such person within 60 days of April 10, 2023 are outstanding.
2)	Includes (a) 3,417 shares owned by Mr. Arbuckle individually, (b) 193,967 shares which may be acquired by Mr. Arbuckle within 60 days of April 10, 2023 through the exercise of stock options, and (c) 63,000 shares that Mr. Arbuckle would receive upon redemption of deferred stock units within 60 days of April 10, 2023.
3)	Includes (a) 436,208 shares owned by Mr. Enyedy individually, and (b) 5,083,438 shares which may be acquired by Mr. Enyedy within 60 days of April 10, 2023 through the exercise of stock options.
4)	Includes (a) 58,194 shares owned jointly by Dr. Goldberg and his spouse, (b) 219,000 shares which may be acquired by Dr. Goldberg within 60 days of April 10, 2023 through the exercise of stock options, and (c) 160,350 shares that Dr. Goldberg would receive upon redemption of deferred stock units within 60 days of April 10, 2023.
5)	Includes (a) 51,224 shares which may be acquired by Ms. McCain within 60 days of April 10, 2023 through the exercise of stock options, and (b) 37,803 shares that Ms. McCain would receive upon redemption of deferred stock units within 60 days of April 10, 2023.
6)	Includes (a) 219,000 shares which may be acquired by Mr. McCluski within 60 days of April 10, 2023 through the exercise of stock options, and (b) 105,458 shares that Mr. McCluski would receive upon redemption of deferred stock units within 60 days of April 10, 2023.
7)	Includes (a) 93,000 shares owned by Mr. Mitchell individually, (b) 136,000 shares which may be acquired by Mr. Mitchell within 60 days of April 10, 2023 through the exercise of stock options, and (c) 142,667 shares that Mr. Mitchell would receive upon redemption of deferred stock units within 60 days of April 10, 2023.
8)	Includes (a) 219,000 shares which may be acquired by Ms. Peterson within 60 days of April 10, 2023 through the exercise of stock options, and (b) 74,954 shares that Ms. Peterson would receive upon redemption of deferred stock units within 60 days of April 10, 2023.

9)	Includes (a) 1,953 shares owned by Dr, Thackray individually, (b) 57,734 shares which may be acquired by Dr. Thackray within 60 days of April 10, 2023 through the exercise of stock options, and (c) 28,432 shares that Dr. Thackray would receive upon redemption of deferred stock units within 60 days of April 10, 2023.
10)	Includes (a) 219,000 shares which may be acquired by Mr. Wallace within 60 days of April 10, 2023 through the exercise of stock options, and (b) 102,326 shares that Mr. Wallace may receive upon redemption of deferred stock units within 60 days of April 10, 2023.
11)	Includes 483,541 shares which may be acquired by Dr. Altschuller within 60 days of April 10, 2023 through the exercise of stock options.
12)	Includes (a) 110,671 shares held by Dr. Berkenblit individually, and (b) 1,593,868 shares which may be acquired by Dr. Berkenblit within 60 days of April 10, 2023 through the exercise of stock options.
13)	Includes (a) 7,168 shares held by Ms. Coen individually, and (b) 493,280 shares which may be acquired by Ms. Coen within 60 days of April 10, 2023 through the exercise of stock options.
14)	Includes (a) 19,648 shares held by Ms. Lentini individually, and (b) 327,528 shares which may be acquired by Ms. Lentini within 60 days of April 10, 2023 through the exercise of stock options.
15)	See footnotes (2) – (14). Also includes (a) 84,345 shares held individually by executive officers other than our named executive officers, and (b) 1,215,820 shares which may be acquired by executive officers other than our named executive officers in the aggregate within 60 days of April 10, 2023 through the exercise of stock options.

ELECTION OF DIRECTORS

(Proposals 1 and 2)

Who sits on the Board of Directors?

Our by-laws provide that, at each annual meeting of shareholders, our shareholders will fix the number of directors to be elected to our Board of Directors. At our 2022 annual meeting of shareholders, the shareholders voted to fix the number of directors at nine and our Board of Directors currently consists of nine members. The shareholders may increase or decrease the number of directors constituting the full Board of Directors, provided that such number may not be less than three.

We are proposing that shareholders fix the number of directors to be elected at the Annual Meeting at nine. We are nominating the nine directors listed below for election. Persons elected as directors at the meeting will serve in office until the next annual meeting of shareholders and until their successors have been elected and qualified or until they die, resign, or are removed.

Recommendation

The Board recommends a vote “FOR” the proposal fixing the number of directors at nine and “FOR” the election of the nine nominees listed below.

Information About the Director Nominees

The persons named as proxies will vote, unless authority is withheld, for the election of the nominees named below. We have no reason to believe that any of the nominees will be unavailable for election. However, if any one of them becomes unavailable, the persons named as proxies have discretionary authority to vote for a substitute chosen by the Board.

The names of our director nominees and certain other information about them are set forth below.

Name	Age	Year First Elected a Director	Position
Stephen C. McCluski (1)	70	2007	Chair of the Board; Chair of the Audit Committee
Stuart A. Arbuckle (2)	57	2018	Director
Mark J. Enyedy	59	2016	President and Chief Executive Officer; Director
Mark A. Goldberg, M.D. (2) (3)	68	2011	Director
Tracey L. McCain, Esq. (1)	55	2021	Director
Dean J. Mitchell (2)	67	2012	Chair of the Compensation Committee
Kristine Peterson (1) (3)	63	2012	Chair of the Governance and Nominating Committee
Helen M. Thackray, M.D. (3)	54	2021	Director
Richard J. Wallace (1) (3)	71	2007	Director
1)	Member of the Audit Committee.
2)	Member of the Compensation Committee.
3)	Member of the Governance and Nominating Committee.

Stephen C. McCluski served as Senior Vice President and Chief Financial Officer of Bausch & Lomb Incorporated, a manufacturer of healthcare products for the eye, from 1995 to his retirement in 2007. Mr. McCluski is also a director of Monro, Inc.

We believe Mr. McCluski’s qualifications to serve on our Board include his global management experience and knowledge of financial and accounting matters and mergers and acquisitions. As a result of these experiences, Mr. McCluski has a wide-ranging understanding of business organizations generally and healthcare businesses in particular. Mr. McCluski also has significant corporate governance experience through his current and past service on other company boards of directors.

Stuart A. Arbuckle has served as Executive Vice President and Chief Operating Officer of Vertex Pharmaceuticals Incorporated, a pharmaceutical company, since 2020 and previously served as Vertex’s Executive Vice President and Chief Commercial Officer from 2012 to 2020. Prior to that he spent eight years at Amgen Inc., a pharmaceutical company, in multiple commercial leadership roles, including Vice President and General Manager for Amgen’s oncology business unit, where he was responsible for sales, marketing, and patient advocacy and access efforts for Amgen’s portfolio of cancer medicines including Aranesp® (darbepoetin alfa), Neulasta® (pegfilgrastim) injection, and NEUPOGEN® (filgrastim), and led the successful launches of XGEVA® (denosumab) injection and Nplate® (romiplostim) injection. He also served as Vice President and Regional General Manager and led efforts to expand Amgen’s presence in Japan, Asia, the Middle East and Africa. Prior to joining Amgen, he spent more than 15 years at GlaxoSmithKline (GSK) plc, a pharmaceutical company, and its predecessors, where he held positions of increasing responsibility in sales and marketing for medicines aimed at treating respiratory, metabolic, musculoskeletal, cardiovascular, and other diseases. Mr. Arbuckle is also a director of Rhythm Pharmaceuticals, Inc. He also serves on the Executive Committee and Health Section Governing Board for the Biotechnology Innovation Organization (BIO) and serves as co-chair of the BIO Standing Committee on Access & Value. Within the past five years, Mr. Arbuckle also served as a director of Cerulean Pharma Inc. prior to its merger with Daré Bioscience, Inc.

We believe Mr. Arbuckle’s qualifications to serve on our Board include his extensive commercial experience in oncology, commercial manufacturing and supply chain functions, human resources, corporate communications, and portfolio management, as well as in the pharmaceutical industry generally.

Mark J. Enyedy has served as our President and Chief Executive Officer since 2016. Prior to joining ImmunoGen, he served in various executive capacities at Shire PLC, a pharmaceutical company, from 2013 to 2016, including as Executive Vice President and Head of Corporate Development from 2014 to 2016, where he led Shire’s strategy, M&A, and corporate planning functions and provided commercial oversight of Shire’s pre-Phase 3 portfolio. Prior to joining Shire, he served as Chief Executive Officer and a director of Proteostasis Therapeutics, Inc., a biopharmaceutical company, from 2011 to 2013. Prior to joining Proteostasis, he served for 15 years at Genzyme Corporation, a biopharmaceutical company, most recently as President of the Transplant, Oncology, and Multiple Sclerosis divisions. Mr. Enyedy holds a Juris Doctor degree from Harvard Law School and practiced law prior to joining Genzyme. Mr. Enyedy is also a director of Ergomed plc, the Biotechnology Innovation Organization (BIO), and The American Cancer Society of Eastern New England. Within the past five years, he also served as a director of LogicBio Therapeutics, Inc., Akebia Therapeutics, Fate Therapeutics, Inc., and Keryx Biopharmaceuticals, Inc.

We believe that Mr. Enyedy should serve on our Board in recognition of his leadership role as our President and Chief Executive Officer and his wide-ranging and substantial experience in the biopharmaceutical industry. As a result of his position and experience, Mr. Enyedy has a thorough understanding of all aspects of our business and operations.

Mark A. Goldberg, M.D., served in various executive capacities of increasing responsibility at Synageva BioPharma Corp., a biopharmaceutical company, from 2011 to 2014, including as Executive Vice President, Medical and Regulatory Strategy from January to October 2014. From October 2014 through the acquisition of Synageva by Alexion Pharmaceuticals, Inc. in 2015, Dr. Goldberg, while no longer an officer, remained employed by Synageva contributing to medical and regulatory strategy. Prior to joining Synageva he served in various management capacities of increasing responsibility at Genzyme Corporation, a biopharmaceutical company, from 1996 to 2011, most recently as Senior Vice President, Clinical Development and Global Therapeutic Head, Oncology, Genetic Health, and as Chair of Genzyme’s Early Product Development Board. Prior to joining Genzyme, he was a full-time staff physician at Brigham and Women’s Hospital and the Dana-Farber Cancer Institute. Dr. Goldberg is also a Lecturer in Medicine (part-time) at Harvard Medical School. From 2015 to 2018, he served as acting chief medical officer of CANbridge Life Sciences Ltd., a biopharmaceutical company. Dr. Goldberg holds a Doctor of Medicine degree from Harvard Medical School. He is also a director of Blueprint Medicines Corporation, GlycoMimetics, Inc., Avacta Group plc, and The American Cancer Society. Within the past five years, he also served as a director of Idera Pharmaceuticals, aTyr Pharma, Inc., and Audentes Therapeutics, Inc.

We believe that Dr. Goldberg's qualifications to serve on our Board include his comprehensive experiences in clinical research and medical affairs, as well as early-stage research, which give him a wide-ranging understanding of the drug development process for biopharmaceutical products from the research stage through clinical development.

Tracey L. McCain, Esq. has served as Executive Vice President & Chief Legal and Compliance Officer of Blueprint Medicines Corporation, a commercial-stage global precision therapy company focused on genomically-defined cancers and hematological disorders since 2016. Prior to that, from January 2016 to September 2016, Ms. McCain was Senior Vice President and Head of Legal for Sanofi Genzyme, a global business unit of the biopharmaceutical company Sanofi S.A. From 1997 to 2016, Ms. McCain held various roles at Genzyme Corporation, a biopharmaceutical company, including as General Counsel following Genzyme’s acquisition by Sanofi in 2011. Prior to joining Genzyme, she was an Associate at Palmer & Dodge LLP. Ms. McCain holds a Juris Doctor degree from Columbia University School of Law and a B.A. from the University of Pennsylvania. She is also a director of Kiniksa Pharmaceuticals, Ltd.

We believe Ms. McCain is qualified to serve on our Board based on her legal expertise and her experience working with numerous biotechnology and pharmaceutical companies, including serving on the executive team of commercial-stage companies.

Dean J. Mitchell served as Executive Chair of the Board of Covis Pharma Holdings, a specialty pharmaceutical company, from 2013 to 2020, and as Chair of PaxVax Corporation, a specialty vaccine company, from 2016 to 2018. Prior to that, he served as President and Chief Executive Officer of Lux Biosciences, Inc., a biotechnology company focusing on the treatment of ophthalmic diseases, from 2010 to 2013. Prior to that, he served as President and Chief Executive Officer of Alpharma, Inc., a publicly traded human and animal pharmaceutical company, from 2006 until its acquisition by King Pharmaceuticals, Inc. in 2008. Prior to that he served as President and Chief Executive Officer of Guilford Pharmaceuticals, Inc., a publicly traded specialty pharmaceutical company from 2004 until its acquisition by MGI PHARMA, INC. in 2005. Prior to that he served in various senior executive capacities in the worldwide medicines group of Bristol-Myers Squibb Company, a pharmaceutical company, from 2001 to 2004. Prior to that, he spent 14 years at GlaxoSmithKline plc, a pharmaceutical company, in assignments of increasing responsibility spanning sales, marketing, general management, commercial strategy and clinical development and product strategy. Mr. Mitchell holds a Master of Business Administration degree from City University, London. Mr. Mitchell is also a director of Precigen (formerly Intrexon, Inc.), Theravance BioPharma, Inc., Kinnate Biopharma Inc., and Praxis Precision Medicines, Inc.

We believe that Mr. Mitchell’s qualifications to serve on our Board include his management experience in the pharmaceutical and biotherapeutics industries, in particular as it relates to later-stage drug development and commercialization, and his experience as a CEO and membership on the boards of directors of multiple biotechnology companies.

Kristine Peterson has most recently served as Chief Executive Officer of Valeritas, Inc., a medical technology company focusing on innovative drug delivery systems, from 2009 to 2016. Prior to that she served as Company Group Chair of the biotech groups at Johnson & Johnson, a healthcare products and pharmaceutical company, from 2006 to 2009, and as Executive Vice President for J&J’s global strategic marketing organization from 2004 to 2006. Prior to that she served as Senior Vice President, Commercial Operations for Biovail Corporation, a pharmaceutical company, and President of Biovail Pharmaceuticals from 2003 to 2004. Prior to that she spent 20 years at Bristol-Myers Squibb Company, a pharmaceutical company, in assignments of increasing responsibility spanning marketing, sales and general management, including running a cardiovascular/metabolic business unit and a generics division. Ms. Peterson holds a Master of Business Administration degree from the University of Illinois Urbana-Champaign. Ms. Peterson is also a director of Enanta Pharmaceuticals, Inc., ImmunoCore, Inc., and Paratek Pharmaceuticals, Inc. and, within the past five years, she also served as a director of Amarin Corporation plc, Valeritas, Inc. and Eyepoint Pharmaceuticals, Inc.

We believe Ms. Peterson’s qualifications to serve on our Board include her extensive executive management and sales and marketing experience in both large pharmaceutical and smaller biotechnology companies, in particular as it relates to later-stage development and commercialization, and her experience on other public company boards of directors.

Helen M. Thackray, M.D. has served as the Chief Research and Development Officer for BioCryst Pharmaceuticals, Inc., a commercial-stage biotech company that advances novel therapeutics for patients with rare and serious diseases since 2021. Prior to that, she served in various executive capacities of increasing responsibility at GlycoMimetics, Inc. from 2006 to 2021, including most recently as Chief Medical Officer and Senior Vice President, Clinical Development. She also served in positions of increasing responsibility leading clinical development in rare diseases from 2001 to 2006 at Biosynexus, Inc. From 2000 to 2014, she was a Volunteer Clinician at Children's National Medical Center, in Washington, D.C.; and from 1998 to 1999, she was Chief Resident there. Dr. Thackray is a board-certified pediatrician, and, since 2002, has been an Assistant Clinical Professor in Pediatrics at the George Washington University School of Medicine and Health Sciences. She holds a Doctor of Medicine degree from the George Washington University School of Medicine and Health Sciences. Within the past five years, Dr. Thackray also served as a director of BioCryst Pharmaceuticals.

We believe Dr. Thackray’s qualifications to serve on our Board include her extensive clinical development and executive experience in rare diseases and oncology.

Richard J. Wallace served as a Senior Vice President for Research and Development at GlaxoSmithKline plc (GSK), a pharmaceutical company, from 2004 until his retirement in 2008. Prior to that, he served in various executive capacities for GSK and its predecessor companies and their subsidiaries from 1992 to 2004. Mr. Wallace’s experience prior to joining GSK included eight years with Bristol-Myers Squibb Company, a pharmaceutical company, and seven years at Johnson & Johnson, a healthcare products and pharmaceutical company, in assignments spanning marketing, sales, manufacturing, and general management. Within the past five years, he also served as a director of GNC Holdings, Inc.

We believe Mr. Wallace’s qualifications to serve on our Board include former experience in various capacities of increasing responsibility at several large pharmaceutical companies. As a result of these experiences, Mr. Wallace has a wide-ranging understanding of drug development both in the U.S. and internationally. Mr. Wallace also has significant corporate governance experience through his current and past service on other company boards of directors.

CORPORATE GOVERNANCE

Independence

Our Board of Directors has determined that a majority of the members of the Board should be “independent directors,” determined in accordance with the applicable listing standards of The Nasdaq Stock Market (“Nasdaq”) as in effect from time to time. Directors who are also ImmunoGen employees are not considered to be independent for this purpose. For a non-employee director to be considered independent, he or she must not have any direct or indirect material relationship with ImmunoGen. A material relationship is one which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In determining whether a material relationship exists, the Board considers the circumstances of any direct compensation received by a director or a member of a director’s immediate family from ImmunoGen; any professional relationship between a director or a member of a director’s immediate family and ImmunoGen’s independent registered public accounting firm; any participation by an ImmunoGen executive officer in the compensation decisions of other companies employing a director or a member of a director’s immediate family as an executive officer; and commercial relationships between ImmunoGen and other entities with which a director is affiliated (as an executive officer, partner, or controlling shareholder). In addition, the Board has determined that directors who serve on the Audit Committee and the Compensation Committee must qualify as independent under applicable SEC rules and Nasdaq listing standards, which limit the compensation a member of the Audit Committee or Compensation Committee may receive directly or indirectly from ImmunoGen and require that Audit Committee members not be “affiliated persons” of ImmunoGen or its subsidiaries. Consistent with these considerations, the Board has determined that all of the current members of the Board are independent directors, except Mr. Enyedy, who is also our chief executive officer.

Diversity

Our Board of Directors reflects diversity of gender, race/ethnicity, nationality, age, professional background, and viewpoints. The Board is committed to seeking out highly qualified women and minority candidates, as well as candidates from diverse backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. The below table illustrates the diversity of our Board as of March 31, 2023.

Board Diversity Matrix (As of March 31, 2023)
Total Number of Directors	9
	Female	Male	Non-Binary	Did not Disclose Gender
Directors	3	6	-	-
Number of Directors who identify in Any of the Categories Below:
African American or Black	1	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	2	6	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did not Disclose Demographic Background	-

How are nominees for the Board selected?

Our Governance and Nominating Committee is responsible for identifying and recommending nominees for election to the Board. The committee will consider nominees recommended by shareholders if the shareholder submits the nomination in compliance with applicable requirements. All of the nominees for director standing for election at the Annual Meeting were most recently re- elected as directors at our 2022 annual meeting of shareholders.

Director Qualifications

When considering a potential candidate for membership on the Board, the Governance and Nominating Committee examines a candidate’s specific experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries, understanding of our business environment, and willingness to devote adequate time and effort to Board responsibilities. In addition to these qualifications, when considering potential candidates for the Board, the committee seeks to ensure that the Board is comprised of a majority of independent directors and that the committees of the Board are comprised entirely of independent directors. The committee may also consider any other standards that it deems appropriate, including whether a potential candidate’s skill and experience would enhance the ability of a particular Board committee to fulfill its duties.

We believe it is important that our Board members collectively bring the experiences and skills appropriate to effectively carry out their responsibilities with respect to our business both as conducted today and as we plan to achieve our longer-term strategic objectives. We therefore seek as members of our Board individuals with a variety of perspectives, racial, ethnic, and gender diversity, and the expertise and ability to provide advice and oversight in the areas of financial and accounting controls; biotechnology research and drug development; business strategy; clinical development and regulatory affairs; compensation practices; product commercialization, including pricing and reimbursement; and corporate governance.

Potential candidates may come to the attention of the Governance and Nominating Committee from current directors, executive officers, shareholders, or other persons. The committee also, from time to time, engages firms that specialize in identifying director candidates. Once a person has been identified by the Governance and Nominating Committee as a potential candidate, the committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the committee determines that the candidate warrants further consideration, and the person expresses a willingness to be considered and to serve on the Board, the committee requests information from the candidate, reviews the person’s accomplishments and qualifications, compares those accomplishments and qualifications to those of any other candidates that the committee might be considering, and conducts one or more interviews with the candidate. In certain instances, members of the committee may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s credentials and accomplishments. The committee’s evaluation process does not vary based on whether a candidate is recommended by a shareholder, although the Board may take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held.

Process for Shareholder Recommendations

Shareholders who wish to submit director candidates for consideration by our Governance and Nominating Committee should send such recommendations to our corporate secretary at ImmunoGen’s executive offices not fewer than 120 days prior to the first anniversary of the date on which ImmunoGen’s proxy statement for the prior year’s annual meeting of shareholders was released. Such recommendations must include the following information: (1) the name and address of the shareholder submitting the recommendation, as they appear on our books, and of the beneficial owner on whose behalf the recommendation is being submitted; (2) the class and number of our shares that are owned beneficially and held of record by such shareholder and such beneficial owner, and the period for which such shares have been held; (3) if the recommending shareholder is not a shareholder of record, a statement from the record holder (usually a broker or bank) verifying the holdings of the shareholder (or alternatively, a current Schedule 13D or 13G, or a Form 3, 4, or 5 filed with the SEC), and a statement from the recommending shareholder of the length of time that the shares have been held (if the recommendation is submitted by a group of shareholders, the foregoing information must be submitted for each shareholder in the group); (4) a statement from the shareholder as to whether he or she has a good faith intention to continue to hold the reported shares through the date of our next annual meeting of shareholders; (5) as to each proposed director candidate, all information relating to such person or persons that is required to be disclosed in solicitations of proxies for the election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (6) a description of the qualifications and background of the proposed director candidate that addresses the minimum qualifications and other criteria for Board membership described above; (7) a description of all arrangements or understandings between the proposed director candidate and the shareholder submitting the recommendation; (8) a description of all relationships between the proposed director candidate and any of our competitors, customers, suppliers, or other persons with special interests regarding ImmunoGen; and (9) the consent of each proposed director candidate to be named in the proxy statement and to serve as a director if elected. Shareholders must also submit any other information regarding the proposed director candidate that SEC rules require to be included in a proxy statement relating to the election of directors.

Can I communicate with ImmunoGen’s directors?

Yes. Shareholders who wish to communicate with the Board or with a particular director may send a letter to ImmunoGen, Inc., 830 Winter Street, Waltham, MA 02451, attention: Secretary. The mailing envelope should contain a clear notation that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters should clearly state whether the intended recipients are all members of the Board, the Chair, or certain specified individual directors. The legal department will make copies of all such letters and circulate them as appropriate to the relevant director or directors. Items that are unrelated to the duties and responsibilities of our Board may be excluded, such as: junk mail and mass mailings, resumes, and other forms of job inquiries, surveys, and solicitations or advertisements. In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded.

What is the Board’s leadership structure?

We do not have a policy on whether the same person should serve as both the principal executive officer and Chair of the Board or, if the roles are separate, whether the Chair of the Board should be selected from the non-employee directors or should be an employee. Our Board believes that it should have the flexibility to make these determinations in the way that it believes best provides appropriate leadership for ImmunoGen at a given time.

Our Board believes that its current leadership structure, with Mr. Enyedy serving as CEO and Mr. McCluski serving as Chair of the Board, is appropriate for ImmunoGen at this time. We believe that this separation is appropriate since the CEO has overall responsibility for all aspects of our operations and implementation of our strategy, while the Chair of the Board has a greater focus on corporate governance, including leadership of the Board, and he facilitates communication between the CEO and the other members of the Board.

What is the Board’s role in risk oversight?

Our Board’s role in risk oversight is to oversee the executive management team to assure that the long-term interests of shareholders are being properly served, including understanding and assessing the principal risks associated with our businesses and operations and reviewing options for the mitigation or management of such risks. The Board as a whole is responsible for such risk oversight, but administers certain of its risk oversight functions through the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee.

The Audit Committee is responsible for the oversight of our accounting and financial reporting processes, including our systems of internal accounting control. In addition, the Audit Committee discusses guidelines and policies governing the process by which executive management and the relevant company departments assess and manage ImmunoGen’s exposure to risk and discuss our major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee is also responsible for the oversight of our corporate compliance function and the integrity of our information technology systems, processes, and data.

The Compensation Committee evaluates our compensation policies and practices from the perspectives of whether they support organizational objectives and shareholder interests, and whether or not they create incentives for inappropriate risk-taking. The Compensation Committee is also responsible for the oversight of our human capital management policies and initiatives.

The Governance and Nominating Committee is responsible for the oversight of our environmental, social, and governance (“ESG”) strategies, initiatives, and policies, and the Company’s associated risk exposure.

What committees has the Board established?

The Board of Directors has standing Audit, Compensation, and Governance and Nominating Committees. In addition, the Board of Directors has a Clinical Committee, which assists the Board in oversight of the Company’s research and development programs. Each of these committees, except the Clinical Committee, acts under a written charter, copies of which can be found on ImmunoGen’s website at www.immunogen.com on the Investor and Media page under “Corporate Governance.”

Each of the Audit, Compensation, and Governance and Nominating Committees is authorized to obtain advice and assistance from independent compensation consultants, outside legal counsel, and other advisors as it deems appropriate, at ImmunoGen’s expense.

Audit Committee

The Audit Committee is comprised of Stephen C. McCluski, Tracey L. McCain, Kristine Peterson, and Richard J. Wallace, with Mr. McCluski as Chair. All members of the Audit Committee qualify as independent under the definitions promulgated by the SEC and Nasdaq. The Audit Committee assists the Board in its oversight of:

●	Our accounting and financial reporting principles, policies, practices, and procedures;
●	The adequacy of our systems of internal accounting control;
●	The quality, integrity, and transparency of our financial statements;
●	Our compliance with all legal and regulatory requirements; and
●	The effectiveness and scope of our Code of Corporate Conduct.

The Audit Committee also reviews the qualifications, independence, and performance of our independent registered public accounting firm and pre-approves all audit and non-audit services provided by such firm and its fees. The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the work of our independent registered public accounting firm, which reports directly to the Audit Committee. The Audit Committee also is responsible for reviewing and approving related person transactions in accordance with our written related person transaction policy.

Our Board has also determined that Mr. McCluski and Ms. Peterson each qualifies as an “audit committee financial expert” under SEC rules. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

Compensation Committee

The Compensation Committee is comprised of Dean J. Mitchell, Mark A. Goldberg M.D., and Stuart A. Arbuckle, with Mr. Mitchell as Chair. All members of the Compensation Committee qualify as independent under the definition promulgated by the SEC and Nasdaq. The Compensation Committee is responsible for:

●	Setting the compensation of our executive officers;
●	Overseeing the administration of our incentive compensation plans, including the annual bonus objectives and our equity-based compensation and incentive plans, discharging its responsibilities as provided for under such plans, and approving awards of incentive compensation under such plans;

●	Overseeing the administration of our share ownership guidelines for executive officers;
●	Approving, or where shareholder approval is required, making recommendations to the Board regarding any new incentive compensation plan or material change to an existing incentive compensation plan;
●	Reviewing and approving any employment agreements, consulting agreements, severance and/or change in control plans, agreements or other arrangements covering any of our current or former executive officers;
●	Periodically reviewing and, as appropriate, approving any severance and/or change in control plans, agreements, or other arrangements covering our employees or classes of employees other than current or former executive officers;
●	Selecting and reviewing the peer group of biotechnology companies we use for informing compensation decisions;
●	Developing and implementing any necessary policies or procedures to administer the incentive-based compensation recovery (“clawback”) provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and applicable listing exchange requirements; and
●	Overseeing our human capital management, including matters related to diversity, equity, and inclusion, employee engagement, and talent development.

Additional information concerning the role of the Compensation Committee, and its processes and procedures, is set forth elsewhere in this proxy statement under “Compensation Discussion and Analysis – Process for Setting Executive Compensation.” Please also see the report of the Compensation Committee set forth elsewhere in this proxy statement.

Governance and Nominating Committee

The Governance and Nominating Committee is comprised of Kristine Peterson, Mark A. Goldberg M.D., Helen Thackray M.D., and Richard J. Wallace, with Ms. Peterson as Chair. All members of the Governance and Nominating Committee qualify as independent under the definition promulgated by the SEC and Nasdaq. The Governance and Nominating Committee is responsible for:

●	Identifying and recommending to the Board individuals qualified to serve as directors;
●	Recommending to the Board directors to serve on committees of the Board;
●	Advising the Board with respect to matters of Board composition and procedures;
●	Reviewing our corporate governance guidelines and making recommendations of any changes to the Board;
●	Overseeing the process by which the Board and its committees assess their effectiveness;
●	Reviewing the compensation for non-employee directors and making recommendations of any changes to the Board;
●	Overseeing the administration of our share ownership guidelines for non-employee directors; and
●	Overseeing our environmental, social, and governance strategy, initiatives, and policies.

How often did the Board and committees meet during 2022?

Our Board of Directors met or acted by unanimous written consent nine times during 2022. The Audit, Compensation, and Governance and Nominating Committees met or acted by unanimous written consent seven, 18, and four times, respectively, during 2022. All of the directors attended at least 75% of the meetings of the Board of Directors and committees of the Board on which they served.

Does ImmunoGen have a policy regarding director attendance at annual meetings of the shareholders?

It is the Board’s policy that, absent unusual circumstances, all director nominees standing for election will attend our annual meetings of shareholders. All of our directors attended our 2022 annual meeting of shareholders.

Compensation Committee Interlocks and Insider Participation

During 2022, Messrs. Mitchell and Arbuckle, and Dr. Goldberg served on the Compensation Committee. No member of the committee is a present or former officer or employee of ImmunoGen or any of its subsidiaries or had any business relationship or affiliation with ImmunoGen or any of its subsidiaries (other than his service as a director) requiring disclosure in this proxy statement.

Does ImmunoGen have a Code of Corporate Conduct?

Yes. We have adopted a Code of Corporate Conduct applicable to our officers, directors, and employees. The code is posted on our website at www.immunogen.com on the Investors & Media page under “Corporate Governance.” We intend to satisfy our disclosure requirements regarding any amendment to, or waiver of, a provision of our Code of Corporate Conduct by disclosing such matters on our website. Shareholders may request copies of our Code of Corporate Conduct free of charge by writing to ImmunoGen, Inc., 830 Winter Street, Waltham, MA 02451, attention: Secretary.

Does ImmunoGen have a written policy governing related person transactions?

Yes. We have adopted a written policy that provides for the review and approval by the Audit Committee of transactions involving ImmunoGen in which a related person is known to have a direct or indirect interest and that are required to be reported under Item 404(a) of Regulation S-K promulgated by the SEC. For purposes of this policy, a related person includes: (1) any of our directors, director nominees, or executive officers; (2) any known beneficial owner of more than 5% of any class of our voting securities; or (3) any immediate family member of any of the foregoing. In situations where it is impractical to wait until the next regularly scheduled meeting of the Audit Committee or to convene a special meeting of the Audit Committee, the Chair of the Audit Committee has been delegated authority to review and approve related person transactions. Transactions subject to this policy may be pursued only if the Audit Committee (or the Chair of the Audit Committee acting pursuant to delegated authority) determines in good faith that, based on all the facts and circumstances available, the transactions are in, or are not inconsistent with, the best interests of ImmunoGen and its shareholders.

In February 2023, we entered into a global, multi-target license and option agreement granting Vertex Pharmaceuticals (Vertex) rights to conduct research using our ADC technology to discover novel targeted conditioning agents for use with gene editing in exchange for a $15 million upfront payment and up to $337 million in potential option exercise fees, development and commercial milestones, and tiered royalties on a per target basis, which was approved by our board of directors. One of our directors, Stuart A. Arbuckle, currently serves as Executive Vice President and Chief Operating Officer of Vertex, and recused himself from the discussion and approval of the Company’s transaction with Vertex.

We are not aware of any other related party transactions since the beginning of our last fiscal year that would require disclosure pursuant to Item 404 of Regulation S-K of the Exchange Act or our related person transaction policy.

Does ImmunoGen have a written policy prohibiting certain transactions in its shares, such as hedging transactions?

Yes. Such policy is described elsewhere in this proxy statement under “Compensation Discussion and Analysis – Additional Compensation Policies and Practices.”

Does ImmunoGen have a clawback policy related to executive compensation?

Yes. Such policy is described elsewhere in this proxy statement under “Compensation Discussion and Analysis – Additional Compensation Policies and Practices.”

ENVIRONMENTAL, SOCIAL, AND GOVERNANCE

At ImmunoGen, our mission is to deliver the next generation of antibody-drug conjugates (ADCs) to improve outcomes for cancer patients. By generating targeted therapies with enhanced anti-tumor activity and favorable tolerability profiles, we aim to disrupt the progression of cancer and offer patients more good days. We call this our commitment to “target a better now.”. To achieve this mission, we have built a purpose-driven culture focused on the values of putting people first, innovation, accountability, and teamwork. As part of the integration of these values into our business, we look to manage our environmental, social, and governance (ESG) risks and opportunities.

Our Board delegates oversight of the Company’s ESG strategy to the Governance and Nominating Committee. The Governance and Nominating Committee receives regular reports from management regarding the Company’s ESG efforts and provides the Board with ESG updates. The Company’s human capital and diversity, equity, and inclusion (DEI) strategy and policies are overseen by the Compensation Committee in collaboration with the Governance and Nominating Committee. Senior management regularly informs the Compensation Committee of human capital and DEI developments to support our commitment to attract, retain, and develop the highest quality talent now and in the future.

In 2022, management worked with external ESG experts to assess and identify the Company’s potential material ESG focus areas. The results of the study were reviewed and discussed with the Governance and Nominating Committee. ImmunoGen then established an ESG Steering Committee of senior leaders to drive the development of our ESG strategy and manage the risks and opportunities associated with our material ESG focus areas. The ESG Steering Committee is comprised of leaders representing our human resources, legal, financial, technical operations, and research and development functions, and meets regularly with our President and CEO and our Executive Committee. This year, the ESG Steering Committee will work with the Governance and Nominating Committee to prioritize the material ESG focus areas and topics, which will then serve as the foundation of the Company’s ESG strategy and near-term action plan.

DIRECTOR COMPENSATION

How are the directors compensated?

Directors who are also ImmunoGen employees receive no additional compensation for serving on the Board of Directors. Our Compensation Policy for Non-Employee Directors consists of three elements: cash compensation, deferred stock units, and stock options.

During 2022, the Compensation Committee’s independent compensation consultant, the Human Capital Solutions practice at Aon plc (“Aon”, formerly known as Radford), conducted an analysis of the Company’s non-employee director compensation program as compared to those of the peer group of companies used in assessing compensation for the Company’s executive officers. No changes were made to the non-employee director compensation program for 2022 based on this analysis. Below is a summary of the Compensation Policy for Non-Employee Directors, as in effect during 2022.

Cash Compensation

Each non-employee director receives an annual fee of $45,000. In addition, the Chair of the Board (or if the Chair is not a non-employee director, the lead independent director) receives an additional annual fee of $35,000, the Chair of the Audit Committee receives an additional annual fee of $20,000, and the Chairs of the Compensation Committee and the Governance and Nominating Committee each receives an additional annual fee of $15,000. Other members of the Audit Committee receive an additional annual fee of $10,000, and other members of the Compensation Committee, the Governance and Nominating Committee, and the Clinical Committee each receive an additional annual fee of $7,500. All of these annual fees are paid in quarterly installments in, at each director’s election, either cash or deferred stock units. Directors are also reimbursed for their reasonable expenses incurred in connection with attendance at Board and committee meetings.

Deferred Stock Units

Non-employee directors receive deferred stock units as follows:

●	New non-employee directors are initially awarded 30,000 deferred stock units (“DSUs”), with each unit relating to one share of our common stock. These awards vest quarterly over three years from the date of grant, contingent upon the individual remaining a director of ImmunoGen as of each vesting date.
●	Non-employee directors are annually awarded 15,000 DSUs. These awards vest quarterly over approximately one year from the date of grant (generally the date of the annual meeting of shareholders), contingent upon the individual remaining a director of ImmunoGen as of each vesting date. If a non-employee director is first elected to the Board other than at an annual meeting of shareholders, the number of DSUs subject to such non-employee director’s first annual DSU award is pro-rated, based on the number of days between his or her date of election and the date of grant of his or her first annual DSU award. If a non-employee director is first elected to the Board at an annual meeting of shareholders, he or she will not receive his or her first annual DSU award until the following year.

Vested DSUs are redeemed on the date a director ceases to be a member of the Board, at which time such director’s DSUs will generally be settled in shares of our common stock issued under the ImmunoGen, Inc. Amended and Restated 2018 Employee, Director and Consultant Equity Incentive Plan (the “2018 Plan”) (or one of our predecessor equity plans, the ImmunoGen, Inc. 2016 Employee, Director and Consultant Equity Plan (as amended and restated, the “2016 Plan”) or the ImmunoGen, Inc. 2006 Employee, Director and Consultant Equity Incentive Plan (the “2006 Plan”), depending on the grant date of the deferred stock units) at a rate of one share for each vested deferred stock unit then held. Any DSUs that remain unvested at that time will be forfeited. All unvested deferred stock units will automatically vest immediately prior to the occurrence of a change of control, as defined in the 2018 Plan (or the substantially identical definition in the 2016 Plan or the 2006 Plan, as applicable).

Stock Options

Non-employee directors also receive stock option awards as follows:

●	When a non-employee director is first elected to the Board, the individual receives a stock option award covering 44,000 shares of our common stock, ImmunoGen’s 2018 which vests quarterly over three years from the date of grant. These awards have an exercise price equal to the closing price of our common stock on the date of grant and will expire on the tenth anniversary of the date of grant, contingent upon the individual remaining a director of ImmunoGen during such period.
●	Non-employee directors receive an annual stock option award covering 44,000 shares of our common stock. These awards have an exercise price equal to the closing price of our common stock on the date of grant (generally the date of the annual meeting of shareholders), vest quarterly over approximately one year from the date of grant and expire on the tenth anniversary of the date of grant, contingent upon the individual remaining a director of ImmunoGen during such period. If a non-employee director is first elected to the Board other than at an annual meeting of shareholders, the number of shares covered by such non-employee director’s first annual stock award is pro-rated, based on the number of days between his or her date of election and the date of grant of his or her first annual stock option award. If a non-employee director is first elected to the Board at an annual meeting of shareholders, he or she will not receive his or her first annual stock option award until the following year.

All unvested stock option awards granted to non-employee directors will automatically vest immediately as of the date of a change of control, as defined in the 2018 Plan (or the substantially identical definition in the 2016 Plan or the 2006 Plan, as applicable).

The Governance and Nominating Committee will periodically review the size of the foregoing deferred stock unit and stock option awards to ensure that, in light of changes in the market price of our common stock, these awards are generally aligned with equity awards granted to the non-employee directors of our peer group.

Compensation paid to the non-employee members of our Board of Directors with respect to 2022 was as follows:

Director Compensation for Calendar Year 2022
Name	Fees Earned or Paid in Cash (1)	Stock Awards ($) (2)(4)	Option Awards ($) (3)(4)	Total
Stuart A. Arbuckle	$52,500	$50,550	$107,248	$210,298
Mark A. Goldberg, M.D.	67,500	50,550	107,248	225,298
Tracey L. McCain, Esq.	55,000	29,359	62,292	146,651
Stephen C. McCluski	100,000	50,550	107,248	257,798
Dean J. Mitchell	60,000	50,550	107,248	217,798
Kristine Peterson	70,000	50,550	107,248	227,798
Helen M. Thackray, M.D.	60,000	36,841	78,160	175,001
Richard J. Wallace	62,500	50,550	107,248	220,298
(1)	This column represents the annual fees described above and includes the grant date fair value of deferred stock units which a director has elected to receive in lieu of cash. For calendar year 2022, all of the outside directors elected to be paid their annual fees in cash, except that Dr. Goldberg, Ms. McCain, and Mr. Mitchell elected to be paid 100% of their annual fees in deferred stock units.
(2)	The amounts shown in this column represent the aggregate grant date fair value of the deferred stock units credited to non-employee directors during 2022, which have been calculated in each case by multiplying the number of units by the closing price of our common stock on the Nasdaq Global Select Market on the date(s) as of which such units were credited to the non-employee director. This column does not include the fair value of deferred stock units received in lieu of cash fees described in the preceding footnote.
(3)	The amounts shown in this column represent the aggregate grant date fair value of the stock option awards granted to non-employee directors during 2022, which have been calculated in accordance with FASB ASC Topic 718 using the Black-Scholes option pricing model. Additional information can be found in Note B to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.

(4)	The following table provides details regarding the aggregate number of each non-employee director’s vested and unvested deferred stock units and shares subject to outstanding options as of December 31, 2022:

	Deferred Stock Units	Shares Subject to
	Outstanding at	Outstanding Options at
Name	Calendar Year-End (#)	Calendar Year-End (#)
Stuart A. Arbuckle	63,000	193,967
Mark A. Goldberg, M.D.	160,350	219,000
Tracey L. McCain, Esq.	50,303	69,556
Stephen C. McCluski	105,458	219,000
Dean J. Mitchell	142,667	136,000
Kristine Peterson	74,954	219,000
Helen M. Thackray, M.D.	40,932	76,066
Richard J. Wallace	102,326	219,000

What changes were made to the Compensation Policy for Non-Employee Directors regarding compensation for 2023?

In December 2022, after reviewing additional analysis prepared by Aon, the Compensation Committee’s independent compensation consultant, the Board of Directors approved and adopted certain changes to the non-employee director compensation policy. The amendments to the policy were adopted to provide additional flexibility in the form of non-employee director compensation; however, no changes were made to the amounts of cash or equity compensation payable or to be awarded for 2023 under the amended policy. In general, the changes to the policy provide: (i) an additional option for a non-employee director to elect to receive his or her annual Board and committee fees in the form of shares of our common stock, (ii) initial equity awards in the form of restricted stock units (“RSUs”), instead of deferred stock units, with vesting as to one-third of the RSUs granted on each of the first three anniversaries of the initial grant; (iii) annual equity awards in the form of RSUs instead of DSUs, with vesting as to one hundred percent of such award occurring on the first anniversary of the grant; (iv) for the vesting of all unvested RSUs upon the death or disability of a director or, in the event of a Change in Control (as defined in the 2018 Plan); (v) for the opportunity to defer or re-defer RSU and/or DSU awards granted to a non-employee director, at the election of the director; (vi) for the vesting of a pro rata portion of any then-unvested stock options upon a director’s death or disability; (vii) for the vesting of all then-unvested stock options upon a Change in Control (as defined in the 2018 Plan); and (viii) the directors with the ability to exercise outstanding and vested stock options until the earlier of (a) the end of the 18-month period measured from a director’s date of retirement or (b) the expiration date for such stock options specified in the applicable option agreement.

Are the outside directors subject to share ownership guidelines?

Yes. Our Board of Directors adopted, effective as of July 1, 2014, share ownership guidelines for our non-employee directors. The guidelines provide that non-employee directors are expected to own shares of our common stock having an aggregate value equal to at least three times the annual meeting fee (whether such fee is paid in cash or, at the director’s option, in deferred stock units), excluding Lead Director/Chair of the Board and committee-related fees. Mr. McCluski, Dr. Goldberg, Mr. Mitchell, Ms. Peterson, and Mr. Wallace had five years from the date of the 2014 annual meeting of shareholders to achieve the ownership requirement. Mr. Arbuckle, Ms. McCain, and Dr. Thackray (who became directors in 2018, 2021, and 2021, respectively) have a similar five-year period following their initial elections to the Board. The directors’ compliance with the ownership guidelines are subsequently reassessed every three years after the initial five-year measurement date. The directors may satisfy the guidelines with shares owned directly or indirectly in a trust or by a spouse and/or minor children, vested deferred stock units, and vested stock options. In the case of deferred stock units or stock options, the aggregate exercise price or other cash consideration, if any, required to be paid for such shares is deducted in determining the aggregate value of the shares represented by such awards.

As of their most recent measurement date, Mr. McCluski, Dr. Goldberg, Mr. Mitchell, Ms. Peterson, and Mr. Wallace met the ownership threshold in our guidelines. The next measurement date for these directors will be November 11, 2025. The initial measurement dates will be June 20, 2023 for Mr. Arbuckle, and June 16, 2027 for Ms. McCain and Dr. Thackray.

EXECUTIVE OFFICERS

Who are ImmunoGen’s executive officers?

The following persons are our executive officers as of the date of this proxy statement:

Name	Position
Mark J. Enyedy (1)	President and Chief Executive Officer
Anna Berkenblit, M.D. (1)	Senior Vice President and Chief Medical Officer
Daniel S. Char	Senior Vice President and Chief Legal Officer
Stacy Coen (1)	Senior Vice President and Chief Business Officer
Isabel Kalofonos	Senior Vice President and Chief Commercial Officer
Renee Lentini (1)	Vice President and Interim Chief Financial Officer
Michael J. Vasconcelles, M.D. (1)	Executive Vice President Research, Development, and Medical Affairs
Theresa G. Wingrove, PhD	Senior Vice President, Regulatory Affairs and Quality

1 Mr. Enyedy, Mses. Lentini and Coen, Drs. Berkenblit and Vasconcelles, and Dr. Susan Altschuller, our former Senior Vice President and Chief Financial Officer, are our “named executive officers,” or NEOs, for purpose of this proxy statement.

Information about our Executive Officers

ImmunoGen’s executive officers are appointed by the Board of Directors at the first meeting of the Board following the annual meeting of shareholders or at other Board meetings as appropriate and hold office until the first Board meeting following the next annual meeting of shareholders and until a successor is chosen, subject to their prior death, resignation, or removal. Information regarding our executive officers is presented below. Ages are as of December 31, 2022.

Information regarding Mark J. Enyedy can be found in the above section titled “Election of Directors.”

Anna Berkenblit, MD, age 53, joined ImmunoGen in 2015, and has served as our Senior Vice President and Chief Medical Officer since 2019. Prior to that, she served as our Vice President and Chief Medical Officer from 2015 to 2019. Prior to joining ImmunoGen, she served as Senior Vice President and Head of Clinical Research at H3 Biomedicine Inc., a pharmaceutical company, from 2013 to 2015. Dr. Berkenblit holds a Doctor of Medicine degree from Harvard Medical School and a master’s degree from the Harvard/MIT Health & Sciences clinical investigator training program. Dr. Berkenblit is also a director of Surrozen, Inc.

Daniel S. Char, age 62, joined ImmunoGen in November 2022, and has served as our Senior Vice President and Chief Legal Officer since that time. Prior to that, he served as General Counsel and Secretary at Evelo Biosciences, a biopharmaceutical company, from 2018 to 2022. Prior to joining Evelo Biosciences, he served as Associate General Counsel and Assistant Secretary at Smith+Nephew, a multinational medical equipment manufacturing company, from 2009 to 2018; as Vice President, General Counsel and Secretary at Targanta Therapeutics, a biopharmaceutical company, from 2008 to 2009; as Senior Associate General Counsel at Idenix Pharmaceuticals, a biopharmaceutical company, from 2006 to 2007; and as Associate General Counsel at Biogen, a biopharmaceutical company, from 1995 to 2006. Mr. Char holds a Juris Doctor degree from Harvard Law School.

Stacy Coen, age 52, joined ImmunoGen in June 2020, and has served as our Senior Vice President and Chief Business Officer since that time. Ms. Coen joined ImmunoGen from Editas Medicine, a biopharmaceutical company, where she served as Vice President of Business Development, from 2017 to 2020. Prior to that, she spent twenty years in roles of increasing responsibility in the area of business development at Sanofi Genzyme, a pharmaceutical company, from 1997 to 2017. Ms. Coen holds a Master of Business Administration, Business Management, Finance, and Healthcare degree from the University of Virginia, Darden Graduate School of Business Administration. Ms. Coen currently serves as a director of FibroBiologics, LLC and a member of the Board of Trustees of the Huntington’s Disease Society of America.

Isabel Kalofonos, age 52, joined ImmunoGen in April 2023, and has served as our Senior Vice President and Chief Commercial Officer since that time.  Ms. Kalofonos joined ImmunoGen from Galderma, a biopharmaceutical company, where she served as Senior Vice President, Global Head of the Prescription Business Unit, from 2021 to 2023, and was a member of Galderma’s leadership team, led the commercialization of a portfolio of prescription skin care products, including the launch preparation for a monoclonal antibody for the treatment of dermatological conditions, and led the global market access, real-world evidence, pricing, and health economics and outcomes research functions. Prior to that, she was Vice President, HAE Franchise Head, at Takeda Pharmaceuticals, a pharmaceutical company, from 2019 to 2021, and prior to that, held roles of increasing responsibility in the area of commercial, new product planning, and corporate strategy at Shire

Pharmaceuticals, a biopharmaceutical company, from 2012 to 2018. Ms. Kalofonos holds a Master of Business Administration degree from Babson College F.W. Olin Graduate School of Business.

Renee Lentini, age 45, has served as our Vice President Finance, Chief Accounting Officer and Interim Chief Financial Officer since December 2022. Prior to that, she served as our Vice President Finance, Chief Accounting Officer from 2021 to 2022; our Corporate Controller from 2019 to 2021; and our Senior Director, Finance from 2017 to 2019. She joined the Company in 2004 and has served in various financial reporting and accounting positions of increasing responsibility, including oversight for global accounting, tax, and treasury since that time. Ms. Lentini holds a Master of Science degree in Accounting from Stonehill College.

Michael J. Vasconcelles, age 59, joined ImmunoGen in December 2022, and has served as our Executive Vice President, Research, Development, and Medical Affairs since that time. Prior to that, he served as Chief Medical Officer and Head of the Medical and Scientific Organization at Flatiron Health, a health tech company focused on accelerating cancer research and improving patient care, from 2019 to 2022; as Chief Medical Officer at Unum Therapeutics, a biopharmaceutical company, from 2015 to 2019; as Senior Vice President and Head of the Oncology Therapy Area Unit at Takeda Pharmaceuticals, a pharmaceutical company, from 2012 to 2015; and as Group Vice President and the Global Therapeutic Area Head of Transplant and Oncology at Genzyme/Sanofi from 2000 to 2012. Dr. Vasconcelles has served as a Senior Advisor to Frazier Healthcare Partners, a private equity and venture capital firm since 2019. He also serves as a non-executive director of Molecular Partners AG and Magenta Therapeutics, Inc., a board member of the Personalized Medicine Coalition and the Eastern New England American Cancer Society, and a member of several scientific advisory boards within the biopharmaceutical industry. From 1996-2021, he was a faculty member at Harvard Medical School and an associate physician at Brigham and Women’s Hospital and Dana-Farber Cancer Institute. Dr. Vasconcelles received his Doctor of Medicine degree from Northwestern University.

Theresa G. Wingrove, PhD, age 65, joined ImmunoGen in 2011, and has served as our Senior Vice President, Regulatory Affairs and Quality since 2018. Prior to that she served as our Vice President, Regulatory Affairs and Quality from 2017 to 2018, and prior to that as our Vice President, Regulatory Affairs from 2011 to 2017. Dr. Wingrove holds a Doctor of Philosophy in biochemical toxicology from the University of Rochester School of Medicine and Dentistry and completed her postdoctoral work at the University of Rochester Medical Center.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis (“CD&A”) describes the philosophy, objectives, and structure of our 2022 executive compensation program. This CD&A is intended to be read in conjunction with the tables following this section which provide compensation information for our Chief Executive Officer (“CEO”) and our other named executive officers (“NEOs”) as identified below.

Name	Position
Mark J. Enyedy	President and Chief Executive Officer
Renee Lentini[1]	Vice President, Finance, Chief Accounting Officer, and Interim Chief Financial Officer
Anna Berkenblit, M.D.	Senior Vice President and Chief Medical Officer
Stacy Coen	Senior Vice President and Chief Business Officer
Michael J. Vasconcelles, M.D.[2]	Executive Vice President Research, Development, & Medical Affairs
Susan Altschuller, PhD[1]	Former Senior Vice President and Chief Financial Officer

[1] Dr. Altschuller served as Senior Vice President and Chief Financial Officer until she took leave under the Family and Medical Leave Act (FMLA) on December 23, 2022. On December 23, 2022, Ms. Lentini was appointed Interim Chief Financial Officer until a successor to Dr. Altschuller is appointed.

[2] Dr. Vasconcelles joined the Company on December 29, 2022.

I.	Executive Summary

We are developing and commercializing the next generation of antibody-drug conjugates (“ADCs”) to improve outcomes for cancer patients. By generating targeted therapies with enhanced anti-tumor activity and favorable tolerability profiles, we aim to disrupt the progression of cancer and offer patients more good days. We call this our commitment to “target a better now.”

Despite the challenges of the macro environment over the last year, this was a period of transformation for ImmunoGen, highlighted by the accelerated approval and US commercial launch of ELAHERE™ as the first and only ADC approved for platinum-resistant ovarian cancer (“PROC”), encouraging data from our second pivotal program, Pivekimab Sunirine (pivekimab), advances in our earlier-stage portfolio, rebuilding our pipeline through external collaborations, and further strengthening our management team.

Recent accomplishments include:

ELAHERE™ (mirvetuximab soravtansine-gynx)

●	Received US Food and Drug Administration (“FDA”) accelerated approval of ELAHERE for folate receptor alpha (FRα)-positive PROC on November 14, 2022.
●	Generated $2.6 million in net sales for the fourth quarter of 2022.
●	ELAHERE monotherapy and in combination with bevacizumab included in the National Comprehensive Cancer Network (“NCCN”) Clinical Practice Guidelines and compendium.

Clinical Pipeline

●	Published manuscript on the safety and efficacy of mirvetuximab in PROC in the SORAYA trial in the Journal of Clinical Oncology.
●	Published manuscript on the safety and efficacy of mirvetuximab in combination with bevacizumab in PROC in Gynecologic Oncology.
●	Completed enrollment in PICCOLO, a single-arm study of mirvetuximab monotherapy in FRα-high recurrent platinum-sensitive ovarian cancer (“PSOC”).
●	Initiated two combination studies for mirvetuximab in platinum-sensitive ovarian cancer: Trial 0420, a single-arm Phase 2 trial of ELAHERE in combination with carboplatin followed by ELAHERE continuation in FRα-low, medium, and high patients; and GLORIOSA, a randomized Phase 3 trial of mirvetuximab in combination with bevacizumab maintenance in FRα-high recurrent second-line platinum-sensitive ovarian cancer.
●	Presented data from expansion cohorts in the Phase 1b/2 study evaluating the pivekimab triplet with Vidaza® (azacitidine) and Venclexta® (venetoclax) in relapsed/refractory (R/R) and initial data in frontline unfit acute myeloid leukemia (“AML”) in an oral presentation at the 2022 American Society of Hematology (“ASH”) Annual Meeting in December.
●	Progressed the pivotal Phase 2 CADENZA study of pivekimab in frontline and relapsed/refractory (“R/R”) blastic plasmacytoid dendritic cell neoplasm (“BPDCN”).
●	Completed dose escalation in the Phase 1 study of IMGC936 in multiple solid tumor types and initiated expansion cohorts in triple-negative breast cancer (“TNBC”) and non-small cell lung cancer (“NSCLC”).
●	Enrolled the first patient in the Phase 1 study of IMGN151 in January 2023.

Corporate Development

●	Executed a global, multi-target license agreement granting Eli Lilly and Company (“Lilly”) exclusive rights to research, develop, and commercialize ADCs directed to targets selected by Lilly based on ImmunoGen’s novel camptothecin technology for which the Company received $26 million in license payments for targets selected. Additionally, the Company is eligible to receive an additional $19.5 million in exercise fees if Lilly licenses the full number of remaining additional targets, with the potential for up to $1.7 billion in development and sales-based milestone payments if all targets are selected and all milestones are realized, and tiered royalties on a per target basis.
●	Announced a global, multi-target license and option agreement granting Vertex Pharmaceuticals rights to conduct research using ImmunoGen's ADC technology to discover novel targeted conditioning agents for use with gene editing in exchange for a $15 million upfront payment and up to $337 million in potential option exercise fees, development and commercial milestones, and tiered royalties on a per target basis.
●	Announced a clinical collaboration with Gilead to evaluate the safety and anti-leukemia activity of pivekimab in combination with magrolimab, a potential first-in-class CD47 inhibitor, in patients with R/R CD123-positive AML.
●	Appointed Michael Vasconcelles, MD, as Executive Vice President, Research, Development, and Medical Affairs, and Daniel Char, JD, as Senior Vice President and Chief Legal Officer.

Due to the significant progress across the business in the past year, we enter 2023 with significant momentum and strong prospects for the business, including: continued market uptake of ELAHERE in the US market, top-line data from our confirmatory MIRASOL trial and submission of regulatory filings to support the potential full approval of ELAHERE in the EU and US, top-line data from PICCOLO for platinum-sensitive disease, enrollment completion in our pivotal BPDCN study and data from expanded frontline cohorts in AML with pivekimab, top-line data from the IMGC936 expansion cohorts, and anticipated further advancement of IMGN151, as well as our pipeline and research capabilities.

2022 Compensation Highlights

Our compensation program is well-structured to incentivize our leadership team to focus on the strategic objectives that, when achieved, will help to create shareholder value. To this end, we regularly evaluate and make changes to our executive compensation program to ensure that our approach aligns with shareholder interests as well as with competitive and appropriate pay practices for our industry.

Annual Incentive Plan Payout

2022 was a transformative year for the Company evidenced by our first product approval and launch. After considering our overall performance, including the need for greater focus on financial management and the level of execution across the entire portfolio, our Compensation Committee determined that the corporate objectives under our annual incentive plan were achieved at 90% of target for NEOs.

Continued Strong Say-on-Pay Support

Our annual “say-on-pay” proposal received the support of over 98% of votes cast at our annual shareholder meeting held in June 2022. The Compensation Committee believes this reflects strong shareholder support for not only the executive compensation program structure and pay philosophy, but also for the steps that the committee has taken in the last several years to improve the executive compensation program, incorporate shareholder feedback, and navigate the uncertainties brought on by the pandemic. While this level of support is encouraging, the committee will continue to seek shareholder feedback on our executive compensation program to ensure that executive interests continue to be closely aligned with shareholder perspectives and interests.

How Our Pay Program Works

The Compensation Committee has structured our executive compensation program to ensure that our NEOs are compensated in a manner consistent with shareholder interests as well as with competitive and appropriate pay practices for our industry. The following are important features of the design and operation of our executive compensation program:

Components of Pay

The components of our executive compensation program consist primarily of elements that are available to all of our employees, including base salary, annual performance-based bonuses, long-term equity awards, and broad-based benefits.

Base Salary

Base salaries provide the only fixed pay element of our program and are set to be competitive with our peers, while reflecting an executive officer’s responsibilities, demonstrated performance, and expected future contributions.

Annual Performance-Based Bonuses

An annual cash incentive award pool is determined based on the achievement of certain corporate strategic goals, which can range from 0% to 150%. After the bonus pool is established, an individual performance multiplier is applied. This multiplier, which can range from 0% to 125%, is based on achievement against pre-established individual objectives, as evaluated by the CEO for the other NEOs (the CEO award is entirely tied to corporate objectives, which are approved by the Compensation Committee), and then multiplied by the corporate performance percentage to determine an individual’s earned bonus for the year.

Long-Term Equity Awards

Long-term equity awards provide a retention vehicle for our executives while incentivizing executives to deliver long-term shareholder value.

For 2022, our NEOs were granted time-vesting options. In 2020, our NEOs (other than Ms. Lentini and Dr. Vasconcelles) also received performance-based stock options that may be earned only upon the achievement of key operational goals over a four-year period.

Broad-based Benefits	Broad-based benefits provide financial insurance and health and retirement support for our employees and reward them for the commitment we expect from them while employed by us.

Target Pay Mix

The Compensation Committee does not apply a specific formula for allocating total compensation among the various components. Instead, the Compensation Committee uses its judgment, in consultation with Aon, the Compensation Committee’s independent executive compensation consultant, to establish a mix of current, short-term, and long-term incentive compensation, and cash and equity compensation, for each NEO. As can be seen in the graphs below, a large percentage of executive pay is variable and “at-risk” (86% for the CEO, and 74% on average for other NEOs), meaning that value will only be received by the executive if corporate and stock price performance are strong. Our use of a substantial level of variable and “at risk” compensation supports our pay-for-performance culture and pay program. The balance between these components may change from year to year based on corporate strategy and objectives, among other considerations.

For 2022, excluding Dr. Vasconcelles, our NEOs had the following target pay mix:

Pay and Performance

The Compensation Committee has designed an executive compensation program that carefully balances our desire to attract, retain, and motivate the industry’s top talent, while focusing on creating long-term sustainable growth in shareholder value. We believe that the foundation of our program is a pay-for-performance philosophy. As indicated below in the graphic of CEO pay over the past three years, the reported pay value – pay that is displayed in the Summary Compensation Table – is much different than the realizable pay that the CEO may actually receive. The value of our CEO pay packages as of the end of the last three fiscal years are displayed in the green bars. The significant difference in values is attributable to share price movement and reflects a clear picture of our pay-for-performance philosophy in action, as well as an example of how management and shareholder interests are closely aligned. Specifically, as of year-end 2022, due to the decline in the share price, 63% of Mr. Enyedy’s options were underwater, and, therefore were not realizable.

“Reported CEO Pay” is the value reported in the Summary Compensation Table for base salary, non-equity incentive compensation, and option awards, adjusted to include, for 2020, the grant date value of performance-based awards granted in such year, assuming performance goals are met in full; and adjusted to exclude, for 2021, $1.1 million of incremental fair value pursuant to FASB ASC Topic 718 resulting from a modification of the performance-based awards granted in 2020.

“Realizable CEO Pay” is defined as the compensation earned or deliverable for each year, including salary received, actual annual bonus received, and the intrinsic value of stock options granted in that year (including performance-based awards assuming performance goals are met in full), as valued on December 31, 2022 using the year-end share price of $4.96 per share.

Governance Practices

The Compensation Committee regularly reviews best practices in executive compensation and uses the following guidelines to design our executive compensation programs:

✓ ✓ ✓ ✓	✓ ✓
What We Do
✓
Align executive compensation with shareholder interests
✓
Pay-for-performance philosophy and culture
✓
Majority of pay is directly linked to company stock price performance
✓
Comprehensive clawback policy
✓
"Double-trigger" change-in-control provisions
✓ Rigorous stock ownership requirements for all executives ✓ Perform an annual risk assessment of our compensation program ✓ Retain an independent compensation consultant
What We Don’t Do
x No hedging of our stock x No pledging of our stock without Chief Legal Officer approval x No guaranteed bonuses	x No backdating or repricing of stock option awards x No supplemental executive retirement plans x No excessive perquisites x No excise tax gross-ups provided in executive agreements

Our Executive Compensation Philosophy and Objectives

Our executive compensation philosophy is designed to enable us to attract, retain, and motivate key executives to achieve our long-term objective of creating significant shareholder value through our antibody-drug conjugate technology and expertise. In this regard, we set executive compensation with two principal goals: first, generally to align fixed compensation and target incentive compensation with the market median for our peer group; and second, to align a substantial portion of that compensation with the creation of long-term value for our shareholders.

Attracting and retaining key executives is particularly challenging in the biotechnology industry, where executives are required to remain focused and committed throughout years of product development, regulatory approvals, and, at times, financial instability. The market for executive talent in our industry is highly competitive, with many biotechnology companies that are at a similar stage of development located in general proximity to our corporate office outside of Boston, Massachusetts.

II.	Process for Setting Executive Compensation

Role of the Compensation Committee

The Compensation Committee has responsibility for establishing our executive compensation philosophy and the design of our executive compensation program, as well as for determining the level of compensation awarded to our NEOs. Information about the Compensation Committee, including its composition, responsibilities, and processes, can be found elsewhere in this proxy statement.

In addition to evaluating our executives’ contributions and performance in light of corporate objectives and individual performance, we also base our compensation decisions on market considerations. The Compensation Committee benchmarks our cash and equity incentive compensation against programs available to executive officers in comparable roles at peer companies. All forms of compensation are evaluated relative to the market median for our peer group. Individual compensation pay levels may vary from this reference point based on recent individual performance and other considerations, including breadth of experience, the anticipated out-of-pocket costs and level of difficulty in replacing an executive with someone of comparable experience and skill, and the initial compensation levels required to attract qualified new hires.

Role of Independent Compensation Consultant

The Compensation Committee retained the services of Aon as its independent executive compensation consultant due to its extensive analytical and compensation expertise in the biotechnology and pharmaceutical industry. In this capacity, Aon has advised the Compensation Committee on compensation matters related to the executive and director compensation programs. In 2022, Aon assisted the Compensation Committee with, among other things:

●	executive and director market pay analysis;
●	reviewing and suggesting changes to the compensation peer group;
●	developing and refining of executive and director pay programs; and
●	drafting this CD&A and other proxy statement disclosures.

The Compensation Committee has the sole authority to engage and terminate Aon’s services, as well as to approve Aon’s compensation. Aon makes recommendations to the Compensation Committee but has no authority to make compensation decisions on our behalf or on behalf of the Compensation Committee. Aon reported to the Compensation Committee and had direct access to the Chair and the other members of the Compensation Committee. Beyond advice related to the executive and director compensation programs as described above, Aon provided ESG-related support to the Governance and Nominating Committee. Aon did not provide any other services to us in 2022.

The Compensation Committee conducted a specific review of its relationship with Aon in the past year and determined that Aon’s work for the Compensation Committee did not raise any conflicts of interest. Aon’s work has conformed to the independence factors and guidance provided by the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC, and Nasdaq.

Role of Management

To aid the Compensation Committee in its responsibilities, the CEO presents to the Compensation Committee his assessment of the performance and achievements for each of the NEOs (other than himself) for the prior year. The Compensation Committee gives considerable weight to the CEO’s performance evaluations of the other NEOs, since he has direct knowledge of the criticality of their work, performance, and contributions. Our CEO does not participate in the Compensation Committee’s deliberations or decisions regarding his own compensation.

The Compensation Committee has delegated to our CEO the authority to grant stock options and restricted stock awards under our 2018 Plan to individuals who are not subject to the reporting and other requirements of Section 16 of the Exchange Act, subject to guidelines established by the Compensation Committee.

Use of Market Data and Peer Group Analysis

When considering executive compensation decisions, the Compensation Committee believes it is important to be informed as to the current compensation practices of comparable publicly held companies in the life sciences industry, especially to understand the competitive compensation required to attract and retain individuals with the necessary specific expertise and experience.

As in prior years, the Compensation Committee considered numerous factors when setting executive pay levels for 2022. While the Compensation Committee believes that referencing peer group compensation levels as part of the pay setting process is helpful in determining market-competitive compensation for our executives, it does not tie any pay elements directly to specific benchmarks within the peer group. Instead, the Compensation Committee considers peer data as part of a market-check analysis that is used in conjunction with its assessments of numerous other factors, including: a review of industry survey data; employee knowledge, skill, and experience; individual performance and contribution; scope of current and expected future responsibilities; and any retention concerns.

2022 Peer Group

In September 2021, based on the recommendations and assistance of Aon, the Compensation Committee reviewed the members of our then-current peer group to determine if each peer company continued to be an appropriate reference point for purposes of making 2022 executive compensation decisions. The Compensation Committee considered several factors in determining the appropriate peer group for 2022, including:

●	Sector: U.S.-based public, biopharmaceutical companies
●	Stage of development: Late-stage (Phase 3) pre-commercial companies to reflect our talent market
●	Market capitalization: Generally, between $350M and $3.4B in market value
●	Number of employees: headcount between 0 and 250 employees

Using the aforementioned criteria, in consultation with Aon, the Compensation Committee determined that the 2022 peer group would consist of the following 21 companies:

Agenus*	Enanta Pharmaceuticals	MacroGenics
Albireo Pharma	Epizyme	Rhythm Pharmaceuticals
Atara Biotherapeutics	G1 Therapeutics	Rigel Pharmaceuticals
BioCryst Pharmaceuticals	Geron	Sangamo Therapeutics
Cara Therapeutics	Global Blood Therapeutics*	Syndax Pharmaceuticals
ChemoCentryx*	Karyopharm Therapeutics	TG Therapeutics
Cytokinetics	Kura Oncology*	Xencor*

* New for 2022

For 2022, Corbus Pharmaceuticals, CytomX Therapeutics, GlycoMimetics, Syros Pharmaceuticals, and XBiotech were removed as a result of not meeting market capitalization selection criteria.

Compensation Risk Oversight

Our compensation program aims to avoid any incentives for executives to take imprudent risks that might harm us or our shareholders. Our Compensation Committee has reviewed the compensation program with regards to compensation-related risk, based in part on an assessment of our Company’s executive compensation programs by its independent consultant, and concluded that our compensation policies and practices are not reasonably likely to have a material adverse effect on us.

III.	Elements of Compensation

Our overall executive compensation program consists of fixed elements, such as base salary and benefits, and variable performance-based elements, such as annual and long-term incentives. Our fixed compensation elements are designed to provide a predictable source of income to our executives. Our variable performance-based elements are designed to reward performance at three levels: individual performance, actual corporate performance compared to annual business goals, and long-term shareholder value creation.

We compensate our executives principally through base salary, performance-based annual cash incentives, and equity awards. Additionally, executives generally receive sign-on cash incentives upon hire. The objective of this approach is to remain competitive with other companies in our industry, while ensuring that our executives are given the appropriate incentives to achieve near-term objectives and at the same time create long-term shareholder value.

Base Salaries

We provide our executive officers with a level of fixed cash compensation in the form of a base salary that reflects their scope of responsibility and organizational impact, as well as individual performance. In setting salaries for our executive officers, the Compensation Committee reviews independently prepared surveys of biotechnology industry compensation as well as other available information on base salaries in our peer group for executive officers in comparable positions.

When setting base salaries, considerations include, but are not limited to:

●	each executive officer’s position and specific responsibilities;
●	recent individual performance;
●	level and breadth of experience;
●	achievement of corporate and strategic goals;
●	a review of competitive pay levels at comparable positions at peer companies;
●	retention considerations, including the anticipated level of difficulty in replacing an executive with someone of comparable experience and skill; and
●	the compensation levels required to attract qualified new hires.

The Compensation Committee does not apply any specific formulas to determine increases in base salaries for our executive officers, but instead makes an evaluation of the aforementioned considerations. In setting base salaries for our executive officers (other than the CEO), the Compensation Committee will also consider the recommendation of the CEO and the CEO’s evaluation of each executive’s respective performance.

Based on the foregoing considerations, the Compensation Committee adjusted base salaries for our NEOs for 2022, effective as of March 1, 2022, as follows:

Name	2021 Base Salary	2022 Base Salary	% Change
Mark J. Enyedy	$739,253	$763,279	3.25%
Renee Lentini[1]	$290,741	$300,190	3.25%
Anna Berkenblit, MD	$498,652	$514,857	3.25%
Stacy Coen	$402,396	$426,540	6.0%
Michael Vasconcelles, MD2	n/a	$600,000	n/a
Susan Altschuller, PhD	$407,365	$424,677	4.25%

[1] Pursuant to a market analysis, Ms. Lentini’s base salary increased to $330,000 effective as of July 1, 2022, and in connection with her appointment as interim Chief Financial Officer, Ms. Lentini’s base salary increased to $360,000, effective as of September 30, 2022.

[2] Dr. Vasconcelles joined the Company on December 29, 2022. All components of Dr. Vasconcelles’ compensation, including his base salary, were determined by negotiation and in accordance with the principles set forth above, including his position and specific responsibilities at the Company, his senior level and breadth of experience, a review of competitive executive pay levels at comparable positions at peer companies, retention considerations, and the compensation level required to entice him to join the Company.

Annual Performance-Based Cash Incentives

Historically, we have provided our executives with short-term incentive compensation through our annual cash incentive program. We believe that annual incentives hold executives accountable, reward executives based on actual business results, and help create a “pay-for-performance” culture.

2022 Incentive Opportunities

Under our annual cash incentive plan, every employee, including each NEO, has an established annual performance-based incentive target, which is equal to a percentage of the employee’s base salary. This percentage increases as levels of responsibility increase. A participant’s annual base salary and target cash incentive opportunity as of the last day of the performance period are generally used to calculate earned incentives. The actual earned annual incentive amount, (“AIP”), if any, is calculated based on the achievement of corporate and individual goals and objectives. For 2022, our NEOs had the following annual cash incentive opportunities:

Executive	Target AIP (as % of base salary)
Mark J. Enyedy	75%
Renee Lentini	30%
Anna Berkenblit, MD	40%
Stacy Coen	40%
Michael Vasconcelles, MD1	45%
Susan Altschuller, PhD	40%
1 Dr Vasconcelles was hired on December 29, 2022 and, as such, was not eligible for the 2022 annual performance-based incentive.

The 2022 target incentive opportunities were increased from 2021 targets for all continuing NEOs, excluding our CEO and Ms. Lentini. These increases from 35% to 40% were established in consideration of market data, peer practices, and related considerations.

2022 Performance Criteria

For NEOs other than our CEO, annual incentives are based on two sets of objectives: corporate and individual. Our CEO’s annual incentives are based solely on corporate objectives.

First, the Compensation Committee annually establishes key performance criteria, based upon the corporate goals and objectives for the year, and evaluates our performance against those criteria in its determination of whether annual bonuses will be paid to our employees, including our executives. Key corporate performance criteria may include any or all of the following:

●	our actual financial performance against specified metrics in our operating plan for the applicable year;
●	achievement of certain research, development, manufacturing, and regulatory milestones, including internal product development advancement;
●	achievement of certain sales and commercial objectives;
●	achievement of certain financing objectives;
●	the creation and achievement of business development opportunities; and
●	execution of organizational initiatives designed to strengthen our corporate culture and better align it with our strategic objectives.

In establishing key performance criteria for the annual incentive program, the Compensation Committee selects specific corporate objectives directed primarily to the future success of our business and the creation of long-term shareholder value.

For 2022, the Compensation Committee established the key corporate performance criteria to be used in determining annual cash incentives. However, consistent with recent practice, the Compensation Committee chose to not assign weights to specific criteria, preferring to take a more holistic view of our achievements against the corporate objectives, as well as considerations, where warranted, of exemplary performance.

Once achievement versus corporate objectives is determined, our CEO will evaluate the other executive officers’ achievement against pre-established individual objectives and, based on these evaluations, the Compensation Committee will determine a percentage for each executive officer that can range from 0% to 125%, which percentage will then be applied to the corporate performance percentage to determine the executive officer’s payout. Our CEO’s payout under our annual incentive plan is based solely on the corporate performance percentage.

To illustrate, annual cash incentives are determined as follows (for all employees other than the CEO, whose annual incentive opportunity does not contain an “Individual Objectives” component, as discussed above):

2022 Corporate Objectives

The Compensation Committee determines an overall bonus pool consisting of a percentage of the aggregate target cash incentives for all eligible employees based on the achievement of pre-established corporate objectives. The percentage may range from 0% to 150%. If the Compensation Committee determines that, based on its evaluation of our performance toward the corporate objectives, the earned incentive percentage would be less than 50% of target, then no cash incentives would be paid. Establishing a corporate performance percentage exceeding 100% would be based on the Compensation Committee’s determination of exceptional performance.

In January 2022, the Compensation Committee approved 2022 corporate objectives, which were set to align with the short-term strategic priorities of the business. The corporate objectives, and achievement versus those objectives, were as follows in the past year:

2022 Corporate Objectives	Achievement

Execute mirvetuximab approval, commercial launch, and label expansion strategies

●
Submit BLA in March 2022 and secure accelerated approval in Q4 2022
●
Ensure commercial launch readiness with build-out of Commercial and Medical Affairs teams, preparation of education materials, CDx availability with TARP labs operational, and other key objectives
●
Establish EU headquarters
●
Complete MIRASOL enrollment in mid-2022; enroll 40 patients in PICCOLO by the end of 2022; and initiate label expansion combination studies with bevacizumab and carboplatin for PSOC and meet accrual targets for each study

●
BLA submitted in March and mirvetuximab approved in November with a broad label.
●
Organization executed an exemplary launch, meeting all 0-30 day objectives and exceeding key launch metrics.
●
Established EU headquarters in Zug, Switzerland and hired a General Manager.
●
Completed enrollment in MIRASOL on plan and exceeded enrollment in PICCOLO; initiated the combination studies for PSOC but did not meet the accrual targets.

Complete pivotal development of pivekimab and advance AML label expansion strategy

●
Fully enroll CADENZA in the second half of 2022
●
Execute process validation activities aligned to FDA-agreed plan to support BLA
●
Advance BLA authoring to support submission in 2023
●
Open frontline and relapsed cohorts for AML triplet and meet accrual targets

●
Mid-year FDA guidance in CADENZA trial resulted in significant timeline extension.
●
Executed against the process validation strategy to ensure a timely submission of BLA upon completion of CADENZA.
●
Although BLA delayed, further progress made in preparation of the submission.
●
Refocused development of pivekimab in favor of frontline cohort; finished the year with strong enrollment in modified trial.

Advance our early-stage pipeline and research capabilities

●
Complete dose-escalation for IMGC936 and meet target enrollment for mini-expansions
●
Initiate Phase 1 study for IMGN151
●
Execute plan to supplement pipeline

●
IMGC936 recommended phase 2 dose identified and mini-expansions enrolled to plan.
●
Delays related to IMGN151 CMC studies and clinical site initiations resulted in delaying FPI to January 2023.
●
Advanced platform research and initiated two research collaborations.

Maintain financial discipline and continue to build objectives

●
Manage operating expenses to 2022 budget
●
Execute hiring plan, maintain attrition at or below target, and improve employee engagement to above industry benchmark
●
Execute IT and Facilities infrastructure plan
●
Execute at least one out-license of our technology

●
Year-end operating expenses exceeded budget.
●
Achieved hiring plan; attrition below target; and engagement score above market median.
●
Secured lab and office space; significant IT infrastructure improvements made.
●
Executed two out-licenses, generating approximately $30 million in upfront cash.

After considering our performance versus these corporate objectives, the Compensation Committee approved a 90% corporate performance achievement level for our NEOs for 2022.

Individual Objectives

Individual performance multipliers for each NEO (other than the CEO, whose annual incentive opportunity is entirely tied to corporate objectives) were determined by the Compensation Committee after receiving our CEO’s evaluation of the other executive officers’ achievement against pre-established individual objectives and his recommendation regarding each officer’s individual performance multiplier. These individual objectives were tailored based on the executive’s role, responsibilities, and oversight.

For 2022, these individual objectives were as follows:

Executive	Individual Objectives
Susan Altschuller, PhD	● Ensure Finance, IT, Facilities, and Comms/IR are ready to support a successful launch ● Manage operating expenses to 2022 budget ● Achieve leadership development objectives
Renee Lentini
●
Partner with Legal and third-party consultants to incorporate the Swiss subsidiary and execute IP migration step plan
●
Establish financial systems and infrastructure to support Swiss entity
●
Update Business Travel & Expense Policy to fit the needs and requirements of a commercial organization
●
Outline technical accounting requirements for commercial launch and implement necessary supporting processes/systems
●
Identify, document, and implement controls for accounting areas related to launch
●
Achieve leadership development objectives

Anna Berkenblit, M.D.	● Position MIRV for successful launch in 2022 ● Position PVEK for success in BPDCN and AML ● Advance IMGC936, IMGN151, and early-stage research programs ● Achieve leadership development objectives
Stacy Coen
●
Support corporate strategy and assume responsibility for leading key corporate planning activities
●
Accountable for business development strategy, process, and execution in support of ImmunoGen corporate strategy
●
Effectively manage alliances
●
Enhance/build program management and competitive intelligence functions
●
Achieve leadership development objectives

Dr. Vasconcelles was hired on December 29, 2022, and, as such, was not eligible for the 2022 annual performance-based incentive.

2022 Earned Cash Incentives

After reviewing achievement versus the corporate objectives as outlined above, and the individual performance assessments, the Compensation Committee determined annual cash incentive amounts were earned for 2022 as set forth in the table below:

		Annual Incentive Opportunity		Achievement		Actual
Executive	2022 Base Salary [1]	Target (as % of base salary)	Target ($)	Corporate	Individual	2022 Earned Award	As a % of Target
Mark J. Enyedy	$763,279	75%	$572,459	90%	--	$515,213	90%
Renee Lentini	$360,000	30%	$108,000	90%	105%	$102,060	95%
Anna Berkenblit, MD	$514,857	40%	$205,943	90%	105%	$194,616	94%
Stacy Coen	$426,540	40%	$170,616	90%	100%	$153,554	90%
Michael Vasconcelles, MD2	$600,000	45%	n/a	n/a	n/a	n/a	n/a
Susan Altschuller, PhD[3]	$424,677	40%	$169,871	90%	0%	$0	0%

[1] Annual incentive opportunities are based on salary at the end of the fiscal year.

[2] Dr. Vasconcelles joined the Company on December 29, 2022 and was not eligible to receive an annual bonus for fiscal 2022.

3 As agreed by Dr. Altschuller and the Company, Dr. Altschuller did not receive an annual bonus payment for 2022.

Sign-On and Retention Cash Incentives

Sign-on cash incentives are a standard component of our executive compensation program as it relates to new hire compensation. The CEO recommends to the Compensation Committee a sign-on cash incentive amount for new executive officers based on the individual’s role, experience, and market conditions. The Compensation Committee ultimately determines the amount of the sign-on cash incentive to be awarded.

In 2022, a sign-on cash incentive in the amount of $300,000 was awarded to Dr. Vasconcelles as a component of his total compensation. If, within 12 months of his hire date, Dr. Vasconcelles terminates his employment with us (other than by reason of death or disability), or we terminate his employment for cause, he must reimburse ImmunoGen a pro rata amount of the sign-on incentive (based on a period of 365 days) within 30 days of the respective termination date.

In 2022, in connection with Ms. Lentini’s appointment as interim Chief Financial Officer, a retention bonus equal to 30% of her base salary was awarded to Ms. Lentini, which is payable on October 1, 2023, subject to her continued employment on such date. The Compensation Committee awarded this retention bonus to Ms. Lentini to provide an additional means of incentivizing Ms. Lentini to remain at the Company as the Company was undergoing a search for a permanent Chief Financial Officer.

Equity Awards

Equity compensation is a key component of our executive compensation program. Our equity incentive plans are designed to retain our executive officers and other employees and align their long-term interests with the creation of long-term value for our shareholders.

The Compensation Committee determines the size of equity grants according to each executive officer’s position. To do so, the committee references peer group data and practices as provided by Aon. The Compensation Committee also considers each executive’s recent performance history, his or her potential for future responsibility, and criticality of his or her work to the long-term success of our company, among other factors. The Compensation Committee has the discretion to give relative weight to each of these factors as it determines an appropriate size of equity grants.

Historically, we have primarily relied on stock options to provide a long-term incentive for our executives to focus on creating long-term value and to help us to attract and retain key talent. We believe, as a general matter, that stock options provide an effective long-term incentive for all employees to create shareholder value as the benefit of the options cannot be realized unless there is an appreciation in the price of our common stock following the date they are granted. Stock option awards are commonly provided to a broad range of employees in the biotechnology industry due to the competitive nature of the industry.

In 2020, we granted performance-based stock options in addition to time-vesting stock options. This decision was based, in part, on shareholder input and was confirmed through market analysis as an appropriate addition to our equity program. Each of these performance-based stock options vest subject to the achievement of certain key goals over a four-year performance period. During 2022, twenty-five percent (25%) and fifty percent (50%) of the award vested based on acceptance of a BLA and receipt of accelerated marketing approval for mirvetuximab by the FDA, respectively, based on data from our SORAYA clinical trial, and the remaining 25% is eligible to vest based on the full marketing approval by December 31, 2023 of a BLA for mirvetuximab by the FDA based on data from our MIRASOL clinical trial.

The first performance goal was contingent on the Company completing its submission of such BLA to the FDA on or prior to December 31, 2021. However, due to unanticipated delays in the clinical development of mirvetuximab that were primarily related to the COVID-19 pandemic, the Compensation Committee determined that this deadline was not aligned with the original purpose of the award and used its authority to extend the deadline to April 30, 2022. No other modifications were made to these awards.

The 2020 performance-based stock options provide a significant and ongoing performance-based incentive that aligns management’s interests with the achievement of key strategic and operational goals of the Company. As such, the Compensation Committee determined that it was appropriate to grant only time-based stock options in the annual equity granting cycle of 2022. The Compensation Committee determined not to grant additional performance-based incentives in 2022 given that the outstanding 2020 awards continue to provide an incentive through 2023 based on important clinical and regulatory milestones. For 2023, the Compensation Committee shifted the equity mix to a blend of 75% stock options and 25% restricted stock units. This change was made to help the company deliver appropriate incentives, support retention, manage dilution and burn rates to shareholders, and to better align with market practice.

The following table shows the 2022 equity awards granted to our NEOs on February 4, 2022, unless otherwise noted:

Executive	Type	Time-vesting Stock Options (#)	Time-vesting Restricted Stock Units (#) (#)
Mark J. Enyedy	Annual	1,100,000	--
Renee Lentini	Annual	95,700	37,500
Anna Berkenblit, MD	Annual	311,700	--
Stacy Coen	Annual	333,465	--
Michael Vasconcelles, MD1	New hire	960,000	--
Susan Altschuller, PhD	Annual	361,568	--
[1] Dr. Vasconcelles received these stock options upon his hire on December 29, 2022.

In accordance with our equity grant practices, the exercise price for these stock option grants was equal to the closing price of our common stock as reported by the Nasdaq Global Select Market on the date of grant.

All time-vesting stock options in the above table vest 25% on the first-year anniversary of the grant date and the balance vests in twelve equal installments of 6.25%, quarterly over the following three years starting one quarter after the first-year anniversary, subject to the executive officer’s continuous provision of service to us. The Compensation Committee provided Dr. Vasconcelles’ sign-on award in the form of stock options consistent with our use of stock options and in consideration of market practices.

The time-vesting restricted stock units were granted to Ms. Lentini on December 22, 2022 by the Compensation Committee in consideration of her appointment as Interim Chief Financial Officer and as a retention vehicle. The restricted stock units will vest as to 40% on the one-year anniversary of the grant date and 60% on the 18-month anniversary of the grant date.

IV.	Additional Compensation Policies and Practices

Clawback Policy

We have adopted an incentive compensation recoupment policy that is applicable to our executive officers, and such other of our senior executive team as may be determined by the Compensation Committee. If we determine that we must restate our financial results as reported in a periodic or other report filed with the SEC to correct an accounting error due to material noncompliance with any financial reporting requirement under the U.S. securities laws, we will seek to recover, at the direction of the Compensation Committee, after it has reviewed the facts and circumstances that led to the requirement of the restatement and the costs and benefits of seeking recovery, incentive compensation, both cash and equity-based, awarded or paid to an officer covered by the policy whose intentional misconduct caused or contributed to the need for the restatement for a fiscal period if a lower award or payment would have been made to such officer based on the restated financial results.

Executive Stock Ownership Guidelines

We also believe that executive compensation will be better aligned with the creation of long-term value for our shareholders if our executive officers maintain a meaningful investment in our shares. In this regard, our Board of Directors adopted, effective as of July 1, 2014, share ownership guidelines affecting our executive officers.

Position	Required Ownership (as a multiple of base salary)
President and CEO	5x
All other executive officers	2x

Each NEO has five years from the later of the effective date of the guidelines, from their hiring date, or from the date of designation as an executive officer, to achieve the ownership requirement. Our executive officers may satisfy the guidelines with shares owned directly or indirectly in a trust or by a spouse and/or minor children and with vested stock options. In the case of vested stock options, the aggregate exercise price required to be paid for such shares is deducted in determining the aggregate value of the shares represented by such awards.

The Compensation Committee reviewed the results of stock ownership by one of our NEOs at the executive’s first measurement date of July 1, 2022, and found that the executive’s ownership level was below the required minimum amount on this date. Further analysis by the committee determined that the deviation below the required ownership level in this instance was due to unexpected volatility in our common stock and not due to the behavior of the executive given the executive’s sufficient holdings throughout the year leading up to the measurement date. As a result, the Compensation Committee waived the share ownership shortfall as of July 1, 2022 and agreed to reevaluate the executive’s ownership on July 1, 2023.

Anti-Hedging and Pledging Policies

As part of our insider trading policy, we prohibit employees and directors from engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of our shares owned by such employees or directors. In particular, our insider trading policy prohibits the following transactions:

●	Trading in our shares on a short-term basis. Any shares purchased in the open market must be held for a minimum of six months. This rule does not apply to sales made within six months before or after the exercise of options that were granted by us.
●	Short sales of our shares.
●	Use of our shares to secure a margin or other loan.
●	Transactions in straddles, collars, or other similar risk reduction devices.
●	Transactions in publicly traded options relating to our shares (i.e., options that are not granted by us).

With respect to the last three items described above, the policy does authorize our Chief Legal Officer to approve such transactions in limited cases. However, no director or employee has requested approval to engage in any such transaction, nor has our Chief Legal Officer determined any circumstances under which such approval would be granted.

Broad-Based Benefits

We offer employee benefit programs that are intended to provide financial protection and security for our employees and to reward them for the commitment we expect from them while employed by us. All of our named executive officers are eligible to participate in these programs on the same basis as our other employees.

These benefits include the following: medical, dental, and vision insurance; company-paid group life and accident insurance in an amount equal to two times base salary (up to $750,000); employee-paid supplemental group life and accident insurance (up to $500,000); short- and long-term disability insurance; and a qualified 401(k) retirement savings plan with a

50% company match of the first 6% of the participant’s eligible bi-weekly compensation contributed by the participant to the plan, subject to IRS contribution limits.

Severance Pay Plan for Vice Presidents and Higher

We maintain a severance pay plan for vice presidents and higher in which our NEOs participate. The Compensation Committee recognizes that, in order to induce candidates for executive positions to join us, it has been necessary to offer them certain severance benefits in the event their employment with us is involuntarily terminated without cause outside the context of a change in control.

An executive is entitled to severance benefits under this plan if the executive’s employment is terminated by us without cause outside the context of a change in control. Severance benefits include:

●	salary continuation for the following specified periods: 18 months in the case of the CEO and 12 months in the case of our other executive officers;
●	payment of the executive officer’s annual cash bonus, as determined in accordance with our annual bonus program, for the calendar year in which termination occurs, pro-rated to reflect the actual number of days the executive officer was employed during the applicable calendar year;
●	if an executive officer elects to continue medical coverage in accordance with COBRA, a subsidy of the executive officer’s COBRA premium at the same percentage as we subsidize coverage for similarly situated active employees, for the duration of the salary continuation period; and
●	outplacement services lasting not less than six months.

No benefits are payable under this plan in circumstances where the executive is entitled to receive severance compensation under the terms of a separate written agreement, including the change in control severance agreements described below.

Change in Control Severance Agreements

We recognize that as a publicly traded company, we may become the target of a proposal that could result in a change in control, and that such possibility and the uncertainty and questions that such a proposal may raise among management could cause our executive officers to leave or could distract them in the performance of their duties, to our detriment and that of our shareholders. We have entered into severance agreements with each of our executive officers that are designed to compensate them for the loss of their positions and the loss of anticipated benefits under their unvested equity compensation awards following a change in control. The agreements are intended to reinforce and encourage the continued attention of our executive officers to their assigned duties without distraction and to ensure the continued availability of each of our executive officers in the event of a proposed change in control transaction. We believe that these objectives are in our best interests and those of our shareholders. We also believe that it is in our best interests and those of our shareholders to offer such agreements to our executive officers insofar as we compete for executive talent in a highly competitive market in which companies routinely offer similar benefits to senior executives.

An executive officer is entitled to severance benefits if, within a period of two months before or 12 months after a change in control, the executive’s employment is terminated (1) by us other than for cause or disability or (2) by the executive for good reason. Severance benefits include:

●	a lump sum cash payment equal to 1.5 times (or in the case of our CEO, 2 times) the sum of the executive officer’s annual base salary and target annual bonus for the bonus period in which the termination occurs, net of other severance pay;
●	vesting of 100% of the executive officer’s unvested stock options, unvested restricted stock awards, and other similar rights;
●	if the executive officer elects to continue medical coverage in accordance with COBRA, a subsidy of the executive officer’s COBRA premium at the same percentage as we subsidized health insurance premiums for the executive officer immediately prior to the date of termination of the executive officer’s employment (or, if more favorable to the executive officer, immediately prior to the consummation of the change in control), for up to 18 months (provided that following the expiration of the CEO’s COBRA coverage period, we will pay a taxable amount to the CEO equal to the COBRA premium subsidy on a monthly basis for a period ending 24 months from the CEO’s termination date); and
●	payment of the cost of outplacement services up to a maximum of $40,000.

We believe these severance benefits are reasonable and appropriate for our executive officers in light of the anticipated time it takes high-level executives to secure new positions with responsibilities and compensation that are commensurate with their experience. We further believe that the equity awards granted to our executive officers have been reasonable in amount and that, in the event of a loss of employment within a year following a change in control, it is appropriate that our executive officers receive the full benefit under their equity compensation awards of the increase in our value attributable to the performance of the current management team.

Tax and Accounting Implications of Executive Compensation

Generally, Section 162(m) of the Internal Revenue Code disallows a tax deduction to any publicly held corporation for any remuneration in excess of $1 million paid in any taxable year to certain current and former executive officers.

The Compensation Committee believes that it is in the best interests of our shareholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating, and retaining key employees even if compensation paid under that program is not deductible in whole or in part.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement, and based on such review and discussion, the Compensation Committee recommended to ImmunoGen’s Board that the Compensation Discussion and Analysis be included in this proxy statement and be incorporated by reference into ImmunoGen’s Annual Report on Form 10-K for the year ended December 31, 2022.

By the Compensation Committee of the Board of Directors of ImmunoGen, Inc.
Dean J. Mitchell, Chair
Stuart A. Arbuckle
Mark A. Goldberg, MD

Executive Compensation Tables and Other Information

The following table sets forth all compensation paid to our NEOs in 2022, 2021, and 2020, as applicable to the executive officer.

Summary Compensation Table

						Non-Equity
Name and				Stock	Option	Incentive Plan	All Other
Principal Position	Year	Salary (1)	Bonus (2)	Awards (3)	Awards (3)	Compensation (4)	Compensation (5)	Total
Mark J. Enyedy	2022	$759,490	-	-	$4,137,596	$515,213	$10,122	$5,422,421
President and Chief	2021	735,407	-	-	6,196,432	498,996	9,672	7,440,507
Executive Officer	2020	714,254	-	-	3,394,879	482,121	9,372	4,600,626
Renee Lentini	2022	321,335	-	175,500	359,971	102,060	7,123	965,989
Vice President and Interim Chief
Financial Officer
Anna Berkenblit	2022	512,302	-	-	1,172,444	194,616	10,122	1,889,484
Senior Vice President and Chief	2021	496,237	-	-	1,863,213	141,368	9,672	2,510,490
Medical Officer	2020	480,233	-	-	958,326	152,131	9,372	1,600,062
Stacy Coen	2022	422,733	-	-	1,254,312	153,554	7,755	1,838,354
Senior Vice President and Chief	2021	400,489	-	-	1,059,115	139,430	7,739	1,606,773
Business Officer	2020	228,033	-	-	923,612	75,422	5,517	1,232,584
Michael J. Vasconcelles	2022	4,615	300,000	-	3,510,032	-	5	3,814,652
Executive Vice President
Research, Development and Medical Affairs
Susan Altschuller	2022	421,947	-	-	1,360,020	-	9,766	1,791,733
Former Senior Vice President	2021	406,232	-	-	993,256	121,904	9,396	1,530,788
and Chief Financial Officer	2020	180,321	-	-	1,027,681	55,381	5,509	1,268,892
1)	The amounts shown in this column represent salary amounts paid in the calendar year (annual base salary increases are effective on March 1st of each year).
2)	The amounts shown in this column represent one-time sign-on bonuses.
3)	The amounts shown in this column represent the aggregate grant date fair value of the time-based stock option and restricted stock unit awards for the years indicated, computed in accordance with FASB ASC Topic 718. In 2020, our named executive officers were also granted performance-based stock option awards. Under SEC rules, these performance-based stock option awards were valued based on the probable outcome of the performance conditions associated with these awards, which was determined to be not probable at grant. As a result, no amount in respect of the performance-based stock options granted in 2020 was included in the table above for 2020. The grant date fair value of the performance-based stock option awards, assuming the performance conditions were achieved in full, was $5,092,318 for Mr. Enyedy, $565,225 for Dr. Altschuller, $1,437,489 for Dr. Berkenblit, and $426,283 for Ms. Coen. In 2021, the performance-based stock option awards were modified, resulting in incremental fair value with respect to the modified awards, as determined under FASB ASC Topic 718, assuming the performance conditions are achieved in full, of $1,149,996 for Mr. Enyedy, $99,638 for Dr. Altschuller, $324,628 for Dr. Berkenblit, and $49,740 for Ms. Coen, which amounts are included in the table above. Additional information can be found in Note B to the consolidated financial statements included in our Annual Reports on Form 10-K for the years ended December 31, 2022 and 2021.
4)	The amounts shown in this column represent amounts earned under our annual cash incentive program for each of the years shown.

5)	The table below shows the components of this column for 2022:

Name	401(k) Plan Matching Contribution (a)	Term Life Insurance Premiums	Total All Other Compensation
Mark J. Enyedy	$9,150	$972	$10,122
Renee Lentini	6,190	933	7,123
Anna Berkenblit	9,150	972	10,122
Stacy Coen	6,783	972	7,755
Michael J. Vasconcelles	—	5	5
Susan Altschuller	8,794	972	9,766
a)	The amounts in this column represent our matching contributions allocated to each of the named executive officers who participated in our 401(k) retirement savings plan in 2022. All such matching contributions were fully vested upon contribution.

Grants of Plan-Based Awards

The following table shows all awards granted to each of the named executive officers during 2022.

Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	of Stock (#)	Options (#)	Awards ($/sh)	Option Awards (1)
Mark J. Enyedy	(2)	$286,230	$572,459	$858,689	-	-	-	-
	2/4/2022 (3)	-	-	-	-	1,100,000	$5.32	$4,137,596
Renee Lentini	(2)	-	108,000	202,500	-	-	-	-
	2/4/2022 (3)	-	-	-	-	95,700	5.32	359,971
	12/22/2022 (4)	-	-	-	37,500	-	4.68	175,500
Anna Berkenblit	(2)	-	205,943	386,143	-	-	-	-
	2/4/2022 (3)	-	-	-	-	311,700	5.32	1,172,444
Stacy Coen	(2)	-	170,616	319,905	-	-	-	-
	2/4/2022 (3)	-	-	-	-	333,465	5.32	1,254,312
Michael J. Vasconcelles	(2)	-	-	-	-	-	-	-
	12/29/2022 (5)	-	-	-	-	960,000	5.16	3,510,032
Susan Altschuller	(2)	-	169,871	316,460	-	-	-	-
	2/4/2022 (3)	-	-	-	-	361,568	5.32	1,360,020
1)	The amounts shown in this column for time-based stock option and restricted stock unit awards represent the aggregate grant date fair value of such awards, computed in accordance with FASB ASC Topic 718.
2)	The amounts shown in these rows reflect the possible cash amounts that could have been earned upon achievement of the threshold, target, and maximum performance objectives for the annual cash incentive program for 2022. In the case of Mr. Enyedy, whose cash incentive was tied solely to corporate performance, the threshold amount represents 50% of his target incentive, reflecting the minimum achievement required for any payout under the annual cash incentive program based on corporate performance. The maximum represents 150% of his target incentive, the highest percentage that can be achieved for corporate performance. In the case of the remaining executive officers, there was effectively no threshold payment since the Compensation Committee reserved the discretion to determine payouts under the portion of the incentive tied to individual performance without regard to any minimum achievement of previously established goals. The maximum cash incentive in the table is based on the assumption of corporate performance reaching the maximum 150%, and the achievement of 125% of their personal goals.
3)	These awards were granted as part of an annual grant of options to all employees. These stock options vest 25% on the first year anniversary of the grant date and the balance vests in twelve equal installments of 6.25%, quarterly over the following three years starting one quarter after the first year anniversary, generally subject, in each case, to the executive remaining either an employee (in the case of an incentive stock option) or an employee, director, or consultant of ImmunoGen as of each such date.

4)	This restricted stock unit award was granted in consideration of Ms. Lentini’s appointment as Interim Chief Financial Officer and as a retention vehicle. The restricted stock units will vest as to 40% on the one-year anniversary of the grant date and 60% on the 18-month anniversary of the grant date, subject to her continuous provision of service to us.
5)	This award was granted in connection with Dr. Vasconcelles’ commencement of employment with us. The stock options vest 25% on the first-year anniversary of the grant date and the balance vests in twelve equal installments of 6.25%, quarterly over the following three years starting one quarter after the first year anniversary, subject to him remaining an employee, director, or consultant of ImmunoGen as of each such date.

Outstanding Equity Awards at 2022 Year-End

The following table shows information on all outstanding stock options held by the named executive officers at the end of the last fiscal year. There were no unearned performance-based restricted shares or restricted stock units outstanding at the end of the last fiscal year.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards (1)							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date (mm/dd/yyyy)	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)(6)
Mark J. Enyedy	300,000	-		-		$5.65	5/16/2026	-		-
	1,100,000	-		-		10.65	2/15/2028	-		-
	785,000	-		-		5.25	1/31/2029	-		-
	721,875	328,125	(2)	-		4.55	2/7/2030	-		-
	404,688	520,312	(2)	-		7.69	2/5/2031	-		-
	-	1,100,000	(2)	-		5.32	24/2032	-		-
	1,181,250	-		196,875	(3)	4.55	3/31/2024	-		-
Renee Lentini	9,000	-		-		19.02	7/16/2023	-		-
	9,000	-		-		10.79	7/17/2024	-		-
	8,250	-		-		16.72	7/13/2025	-		-
	11,500	-		-		3.05	7/18/2026	-		-
	19,000	-		-		2.68	9/30/2026	-		-
	6,000	-		-		2.47	2/21/2027	-		-
	23,000	-		-		10.65	2/15/2028	-		-
	36,400	-		-		5.25	1/31/2029	-		-
	56,063	12,937		-		2.31	7/18/2029	-		-
	36,053	16,387		-		4.55	2/7/2030	-		-
	17,675	22,725		-		6.98	1/8/2031	-		-
	35,350	45,450		-		7.69	2/5/2031	-		-
	-	95,700		-		5.32	2/4/2032	-		-
	-	-		-				37,500	(5)	186,000
Anna Berkenblit	125,000	-		-		8.94	4/1/2025	-		-
	11,000	-		-		16.72	7/13/2025	-		-
	4,000	-		-		5.75	6/1/2026	-		-
	50,000	-		-		3.05	7/18/2026	-		-
	50,000	-		-		2.68	9/30/2026	-		-
	175,000	-		-		10.65	2/15/2028	-		-
	325,425	23,125	(4)	-		5.25	1/31/2029	-		-
	203,775	92,625	(2)	-		4.55	2/7/2030	-		-
	123,384	158,635	(2)	-		7.69	2/5/2031	-		-
	-	311,700	(2)	-		5.32	2/4/2032	-		-
	333,450	-		55,575	(3)	4.55	3/31/2024	-		-
Stacy Coen	162,500	97,500	(2)	-		4.92	6/1/2030	-		-
	80,945	104,071	(2)	-		7.69	2/5/2031	-		-
	-	333,465	(2)	-		5.32	2/4/2032	-		-
	90,000	-		15,000	(3)	4.92	3/31/2024	-		-
Michael J. Vasconcelles	-	960,000	(2)	-		5.16	12/29/2032	-		-
Susan Altschuller	168,750	131,250	(2)	-		4.74	7/20/2030	-		-
	71,662	92,136	(2)	-		7.69	2/5/2031	-		-
	-	361,568	(2)	-		5.32	2/4/2032	-		-
	123,750	-		20,625	(3)	4.74	3/31/2024	-		-
1)	Stock option awards granted by us are subject to time-based vesting and, for certain stock options granted in 2020, performance-based vesting. Securities underlying options are shares of our common stock.
2)	These option awards vest 25% on the first-year anniversary of the grant date and the balance vests in twelve equal installments of 6.25%, quarterly over the following three years starting one quarter after the first year anniversary, generally subject, in each case, on the executive remaining either an employee (in the case of an incentive stock option) or an employee, director, or consultant of ImmunoGen as of each such date.
3)	These option awards are performance stock options that are eligible to vest based on the receipt of full marketing approval for mirvetuximab from the FDA.
4)	This option award vests in three equal installments on each of the first three anniversaries of the grant date, generally subject, on the executive remaining either an employee (in the case of an incentive stock option) or an employee, director, or consultant (in the case of a non-qualified stock option) of ImmunoGen as of each such date.
5)	This restricted stock unit award vests as to 40% on the first anniversary of the grant date and 60% on the 18-month anniversary of the grant date, subject to Ms. Lentini remaining an employee of ImmunoGen as of each such date.
6)	Market value is determined based on the closing price of a share of our common stock on December 30, 2022 as reported on Nasdaq ($4.96).

Options Exercised and Stock Awards Vested

No stock awards vested and no stock options were exercised by our named executive officers during 2022. During 2022, 75% of the performance-based stock options granted to Mr. Enyedy, Dr. Altschuller, Dr. Berkenblit, and Ms. Coen in 2020 vested upon achievement of certain performance goals.

Potential Payments Upon Termination or Change in Control

Termination of Employment Not Following a Change in Control

All of our named executive officers whose employment is terminated by us without cause are eligible to participate in our severance pay plan for vice presidents and higher. “Cause” under the severance pay plan is defined to include an executive’s willful act or omission that materially harms ImmunoGen, willful failure or refusal to follow the lawful and proper directives of our CEO or our Board, conviction of the executive for a felony, commission of an act of moral turpitude that is reasonably expected to be injurious to ImmunoGen or its reputation, material fraud or theft relating to ImmunoGen, or breach of our Code of Corporate Conduct or other contractual obligation to ImmunoGen.

Severance benefits under the plan include:

●	salary continuation for the following specified periods: 18 months in the case of the CEO and 12 months in the case of our other named executive officers;
●	payment of the executive officer’s annual cash bonus, as determined in accordance with our annual bonus program, for the calendar year in which termination occurs, pro-rated to reflect the actual number of days the named executive officer was employed during the applicable year;
●	if the executive officer elects to continue medical insurance coverage in accordance with COBRA, a subsidy of the executive’s COBRA premium at the same percentage as the premium subsidy provided to other similarly situated active employees for the duration of the salary continuation period; and
●	payment of the cost for outplacement services lasting not less than six months.

Payment of the above-described severance benefits is subject to the named executive officer releasing all of his or her claims against ImmunoGen other than claims that arise from our obligations under the plan. In addition, no benefits are payable under the plan in circumstances where the named executive officer is entitled to receive severance compensation under the terms of any separate written agreement, including the change in control severance agreements described below.

The following table illustrates the potential benefits that would have been received by the named executive officers under our severance pay plan for vice presidents and higher, assuming we had terminated each executive’s employment without cause on December 31, 2022 outside the context of a change in control.

Potential Payments Upon Termination of Employment Not Following a Change in Control

(Without Cause and Not as a Result of a Disability)

Name	Salary Continuation	Bonus Lump Sum (1)	Healthcare Continuation (2)	Total
Mark. J. Enyedy	$1,144,919	$572,459	$59,099	$1,776,477
Renee Lentini	360,000	108,000	39,399	507,399
Anna Berkenblit	514,857	205,943	39,399	760,199
Stacy Coen	426,540	170,616	39,399	636,555
Michael J. Vasconcelles	600,000	-	39,399	639,399
Susan Altschuller	424,677	169,871	39,399	633,947
1)	Amounts represent the target bonus-based lump sum payments described above.
2)	Amounts represent payments equal to each executive’s COBRA premiums for 12 months (or in the case of Mr. Enyedy, 18 months) for the type of healthcare coverage ImmunoGen carried for each named executive officer as of December 31, 2022.

Termination of Employment Following a Change in Control

We have entered into change in control severance agreements with each named executive officer providing for certain benefits in the event of a change in control of ImmunoGen. A change in control includes any of the following events:

●	the acquisition by any person of 50% or more of our outstanding common stock pursuant to a transaction which our Board does not approve;
●	a merger or consolidation of ImmunoGen, whether or not approved by our Board, other than a merger or consolidation that results in our voting securities continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) at least 50% of the total voting power of the surviving entity (or its parent) following such transaction;
●	our shareholders approve an agreement for the sale of all or substantially all of ImmunoGen’s assets; or
●	the “incumbent directors” cease to constitute at least a majority of the members of our Board. “Incumbent directors” include the current members of our Board, plus any future members who are elected or nominated for election by at least a majority of the incumbent directors at the time of such election or nomination, with certain exceptions relating to actual or threatened proxy contests relating to the election of directors to our Board.

Each named executive officer is entitled to severance benefits if, within the period of two months before or 12 months after a change in control of ImmunoGen, the executive’s employment is terminated (1) by us other than for cause or disability or (2) by the executive for good reason. “Cause” is defined in each named executive officer’s severance agreement, as described above under “Termination of Employment Not Following a Change in Control.” “Good reason” is defined in each agreement to include the occurrence of the following events without the executive’s consent: a change in the principal location at which the executive performs his or her duties for us to a new location that is at least 40 miles from the prior location; a material change in the executive’s authority, functions, duties, or responsibilities as compared to his or her highest position with ImmunoGen; or a material reduction in the executive’s base salary or target annual bonus.

Severance benefits under each agreement include the following:

●	a lump sum payment equal to 1.5 times (or in the case of Mr. Enyedy, two times) the sum of the executive officer’s then current annual base salary and the executive’s target annual bonus for the fiscal year in which the termination occurs;
●	vesting of 100% of the executive officer’s unvested stock options and unvested restricted stock awards and other similar rights;
●	if the executive officer elects to continue medical coverage in accordance with COBRA, a subsidy of the executive officer’s COBRA premium at the same percentage as we subsidized health insurance premiums for the executive officer immediately prior to the date of termination of the executive officer’s employment (or, if more favorable to the executive officer, immediately prior to the consummation of the change in control), for up to 18 months

(provided that following the expiration of the CEO’s COBRA coverage period, we will pay a taxable amount to the CEO equal to the COBRA premium subsidy on a monthly basis for a period ending 24 months from the CEO’s termination date); and
●	payment of the cost of out-placement services up to a maximum of $40,000.

Payment of the above-described severance benefits is subject to the named executive officer releasing all of his or her claims against ImmunoGen other than claims that arise from ImmunoGen’s obligations under the severance agreement. In addition, the severance benefits will replace any similar compensation that may be provided to the executive under any other agreement or arrangement in relation to termination of employment, with certain exceptions.

Each severance agreement provides for a reduction of payments and benefits to be received by the named executive officer pursuant to a change in control to a level where the executive would not be subject to the excise tax pursuant to section 4999 of the Code, but only if such reduction would put the executive in a better after-tax position than if the payments and benefits were paid in full. In addition, each agreement provides for the payment by ImmunoGen of the executive’s legal fees and expenses incurred in connection with the agreement.

Each severance agreement continues in effect for two years from its effective date, subject to automatic one-year extensions thereafter unless notice is given of our or the executive’s intention not to extend the term of the agreement; provided, however, that the agreement continues in effect for 12 months following a change in control that occurs during the term of the agreement.

The following table illustrates the potential benefits that would have been received by the named executive officers under the severance agreements described above, assuming we had terminated each executive’s employment without cause on December 31, 2022, following a change in control occurring on that date, and using the closing price ($4.96) of our common stock on the Nasdaq Global Select Market on December 30, 2022.

Potential Payments Upon Termination of Employment Following a Change in Control

(Without Cause and Not as a Result of a Disability)

Name	Salary/Bonus Lump Sum(1)	Stock Option Acceleration(2)	Restricted Stock Unit Acceleration(3)	Healthcare Continuation(4)	Outplacement Services	Total
Mark. J. Enyedy	$2,671,477	$215,250	$-	$78,798	$40,000	$3,005,525
Renee Lentini	468,000	41,002	186,000	39,399	40,000	774,401
Anna Berkenblit	1,081,200	60,762	-	59,099	40,000	1,241,061
Stacy Coen	895,734	4,500	-	59,099	40,000	999,333
Michael J. Vasconcelles	1,305,000	-	-	59,099	40,000	1,404,099
Susan Altschuller	891,822	33,413	-	59,099	40,000	1,024,334
1)	Amounts represent the salary and target bonus-based lump sum payments described above.
2)	Any amounts shown in this column represent payment of the difference between $4.96 and the exercise price of any in-the-money unvested stock option that would have become exercisable upon termination of the executive’s employment without cause following a change in control, multiplied in each case by the number of shares subject to such option. Performance-based stock options were assumed to vest at 100% of target in the event of a change in control.
3)	Amount represents the number of unvested RSUs multiplied by the closing price of a share of our common stock on December 30, 2022 as reported on Nasdaq ($4.96).
4)	Amounts represent payments equal to each executive’s COBRA premiums for 18 months (or in the case of Mr. Enyedy, 24 months) for the type of healthcare coverage ImmunoGen carried for each named executive officer as of December 31, 2022.

CEO Pay Ratio

For 2022, Mr. Enyedy’s total compensation, including the fair value of time-based stock option awards, was $5,422,421, as shown in the Summary Compensation Table. The total compensation for the median employee (excluding Mr. Enyedy) was $326,719. Accordingly, Mr. Enyedy’s total compensation was approximately 17 times that of the median employee’s total compensation in 2022. The pay ratios reported above are reasonable estimates calculated in a manner consistent with SEC rules based on our payroll and employment records, as well as the methodology described below.

We identified our median employee as of December 31, 2022 using target total annual compensation. Our measure of compensation for identifying the median employee was consistently applied to all employees and includes: annual base pay, annual target cash incentive opportunity, and target long-term equity awards. Once we identified the median employee, for purposes of the pay ratio above, we calculated the employee’s total compensation in the same manner as we calculate “Total Compensation” for purposes of the Summary Compensation Table above. As of December 31, 2022, the Company had a total of 277 employees.

Pay Versus Performance Disclosure

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, we provide the following disclosure regarding the “compensation actually paid”, as determined under SEC rules, for our principal executive officer (“PEO”) and our Named Executive Officers other than our PEO (our “Non-PEO NEOs”) and Company performance for the fiscal years listed below. We did not use any financial performance measure to link “compensation actually paid” to our NEOs to our Company performance in the most recently completed fiscal year; accordingly, this disclosure does not present a Company-Selected Measure in the table below nor a Tabular List of our most important financial metrics. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for	Compensation Actually Paid to Mark J.	Average Summary Compensation	Average Compensation Actually Paid to	Value of Initial Fixed $100 Investment based on:[4]		Net Income ($ Millions)
	Mark J. Enyedy¹ ($)	Enyedy¹˒²˒³ ($)	Table Total for Non-PEO NEOs[1] ($)	Non-PEO NEOs[1,2,3] ($)	TSR ($)	Peer Group TSR ($)
2022	5,422,421	3,479,615	2,060,042	1,567,273	97.16	113.65	(222.9)
2021	7,440,507	9,766,115	2,105,337	2,504,868	145.35	126.45	(139.3)
2020	4,600,626	7,338,788	1,399,622	1,881,753	126.35	126.42	(44.4)

1. Mark J. Enyedy was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2020	2021	2022
Susan Altschuller	Susan Altschuller	Susan Altschuller
Anna Berkenblit	Anna Berkenblit	Anna Berkenblit
Stacy Coen	Stacy Coen	Stacy Coen
Theresa G. Wingrove	Kristen Harrington-Smith	Renee Lentini
Michael Vasconcelles

2. The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

3. Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column in the tables below are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for Mark J. Enyedy ($)	Exclusion of Stock Awards and Option Awards for Mark J. Enyedy ($)	Inclusion of Equity Values for Mark J. Enyedy ($)	Compensation Actually Paid to Mark J. Enyedy ($)
2022	5,422,421	(4,137,596)	2,194,790	3,479,615
2021	7,440,507	(6,196,432)	8,522,040	9,766,115
2020	4,600,626	(3,394,879)	6,133,041	7,338,788

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2022	2,060,042	(1,566,456)	1,073,687	1,567,273
2021	2,105,337	(1,531,591)	1,931,122	2,504,868
2020	1,399,622	(907,091)	1,389,222	1,881,753

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Mark J. Enyedy ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Mark J. Enyedy ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Mark J. Enyedy ($)	Total - Inclusion of Equity Values for Mark J. Enyedy ($)
2022	3,738,539	(1,670,408)	126,659	2,194,790
2021	4,594,785	2,678,178	1,249,077	8,522,040
2020	4,915,051	660,872	557,118	6,133,041

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2022	1,462,966	(314,823)	(74,456)	1,073,687
2021	1,539,840	358,075	33,207	1,931,122
2020	1,263,966	99,136	26,120	1,389,222

4. The Peer Group TSR set forth in this table utilizes the NASDAQ Biotechnology TR Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended

December 31, 2022. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the NASDAQ Biotechnology TR Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the three most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Company TSR
Compensation Actually Paid ($ Millions)
12
10
8
6
4
2
0
Company TSR (FYE 2019 Indexed to $100)
$160
$140
$120
$100
$80
$60
$40
$20
$0
100.00
126.35
145.35
97.16
7.3
1.9
9.8
2.5
3.5
1.6
2019
2020
2021
2022
Fiscal Year
Mark J. Enyedy Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
ImmunoGen, Inc. TSR

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the three most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Net Income
Compensation Actually Paid ($ Millions)
12
10
8
6
4
2
0
-2
-4
7.3
1.9
9.8
2.5
3.5
1.6
-44.4
-139.3
-222.9
Net Income ($ Millions)
0
-200
-400
2020
2021
2022
Fiscal Year
Mark J. Enyedy Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
ImmunoGen, Inc. Net Income

Description of Relationship Between Company TSR and Peer Group TSR

The following chart compares our cumulative TSR over the three most recently completed fiscal years to that of the NASDAQ Biotechnology TR Index over the same period.

Comparison of Cumulative TSR of ImmunoGen, Inc. and NASDAQ Biotechnology TR Index
$200
$150
$100
$50
$0
TSR (12/31/2019 Indexed to $100)
126.35
145.35
126.42
126.45
113.65
97.16
12/31/2019
12/31/2020
12/31/2021
12/31/2022
ImmunoGen, Inc. TSR
NASDAQ Biotechnology TR Index TSR

DELINQUENT SECTION 16(a) REPORTS

Our directors, executive officers and beneficial owners of more than 10% of our common stock are required under Section 16(a) of the Securities Exchange Act of 1934, as amended, to file reports of ownership and changes in ownership of our securities with the SEC. To our knowledge, based solely on review of these filings and written representations from the certain reporting persons, we believe that all filing requirements applicable to our officers, directors, and beneficial owners of more than 10% of our common stock were complied with, except Kristen Harrington-Smith was delinquent in filing one Form 4 report in November 2022, and each of Mark J. Enyedy, Susan Altschuller, Stacy A. Coen, Anna Berkenblit, and Theresa G. Wingrove were delinquent in filing one Form 4 report in May 2022 and one Form 4 report in November 2022; each relating to the vesting of performance-based stock options in 2022. Such filings have been made prior to the time of filing this proxy statement.

ADVISORY VOTE TO APPROVE THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS, AS
DESCRIBED IN THIS PROXY STATEMENT

(Proposal 3)

We are providing our shareholders with the opportunity to cast an advisory (non-binding) vote on executive compensation, or a “say-on-pay” vote. Under Section 14A of the Exchange Act, we must hold this advisory vote at least once every three years. At the 2017 annual meeting of shareholders, we asked shareholders to vote on an advisory basis with respect to whether future say-on-pay votes should be held once every year, or once every two or three years (the “say-on-frequency” vote). Shareholders indicated by their advisory vote their preference to hold say-on-pay votes on an annual basis. After taking into consideration the results of the say-on-frequency vote at the 2017 annual meeting, our Board determined to include say-on-pay advisory votes in our proxy materials on an annual basis until the next required “say-on-frequency” vote by shareholders, which is described in Proposal 5 below.

Our compensation philosophy is designed to align each executive’s compensation with our short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate, and retain key executives who are crucial to our long-term success. Consistent with this philosophy, a significant portion of the total compensation opportunity for each of our executives is directly related to performance factors that measure our progress against the goals of our strategic and operating plans.

The say-on-pay vote is a non-binding vote on the compensation paid to our named executive officers, as described elsewhere in this proxy statement under the heading “Executive Compensation,” and includes the “Compensation Discussion and Analysis,” or “CD&A,” tabular disclosure regarding such compensation and accompanying narrative disclosure set forth elsewhere in this proxy statement. The Executive Compensation section describes our compensation philosophy and objectives, how we determine executive compensation, the elements of total compensation, and the actual compensation of our named executive officers identified in that section. The Compensation Committee and our Board believe that the policies and practices described in the CD&A are effective in implementing our compensation philosophy and objectives and that the compensation of our named executive officers for 2022 reflects and supports those policies and practices.

In accordance with the rules of the SEC, the following resolution, commonly known as a “say-on-pay” vote, is being submitted for a shareholder vote at the 2023 Annual Meeting:

“RESOLVED, that the compensation paid to the named executive officers of ImmunoGen, Inc., as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and the related material disclosed in the proxy statement for the Annual Meeting, is hereby APPROVED.”

The say-on-pay vote is not binding on the Compensation Committee or our Board. However, the committee and the Board will take into account the result of the vote when determining future executive compensation arrangements.

Recommendation

The Board recommends a vote “FOR” the proposal to approve, on an advisory basis, the compensation paid to our named executive officers, as described in this proxy statement.

ADVISORY VOTE ON FREQUENCY OF ADVISORY SHAREHOLDER VOTE ON COMPENSATION
PAID TO OUR NAMED EXECUTIVE OFFICERS
(Proposal 4)

At the 2017 annual meeting of shareholders, the holders of a majority of our shares present and voting on the matter voted, on an advisory basis, to hold “say-on-pay” votes, as described in the immediately preceding proposal, on an annual basis. After taking into consideration the results of this “say-on-frequency” vote, our Board determined to include “say-on-pay” votes in management’s proxy materials on an annual basis until the next required “say-on-frequency” vote. Under Section 14A of the Exchange Act, we are required to solicit shareholder advisory votes on the frequency of future “say-on-pay” votes at least once every six years. Accordingly, we are providing shareholders with the opportunity to cast an advisory vote on whether they would prefer future “say-on-pay” votes on an annual basis, or once every two or three years.

Our Board recommends that that future say-on-pay votes continue to be conducted on an annual basis. Based on the results of our previous “say-on-frequency” vote, as well as the “say-on-frequency” votes of other companies in our industry, we believe an annual “say-on-pay” vote best meets the expectations of our shareholders. In addition, our Board believes that say-on-pay votes should be held annually to facilitate the highest level of accountability to, and communication with, our shareholders.

Shareholders have three choices for voting on this proposal, as well as the option of abstaining.

The vote on the frequency of say-on-pay votes is not binding on our Board. However, the Board will take into account the result of the vote when determining the frequency of future say-on-pay votes.

The Board recommends that shareholders vote for the “ONE YEAR” option for the proposal regarding the frequency of the advisory vote on “say-on-pay”.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal 5)

Ernst & Young LLP served as our independent registered public accounting firm for the year ended December 31, 2022 and has served in this capacity since 2001. During the five years ended December 31, 2022, there were no disagreements between us and Ernst & Young LLP on any matter of accounting principles or practices, financial statements disclosure, or auditing scope or procedure.

The Audit Committee is directly responsible for the appointment, retention, compensation, and oversight of the work of our independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.

We expect that a representative of Ernst & Young LLP will be present at the meeting and will have the opportunity to make a statement if he or she desires and to respond to appropriate questions.

Recommendation

The Board recommends a vote “FOR” the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023.

Ratification of the appointment of our independent registered public accounting firm by our shareholders is not required by our Restated Articles of Organization, by-laws, or otherwise. Although not required, the Audit Committee is submitting its appointment of the independent registered public accounting firm for ratification by the shareholders as a matter of good corporate governance. Should our shareholders not ratify the appointment, the Audit Committee will reconsider the appointment. In making its determination regarding whether to appoint or retain a particular independent registered public accounting firm, the Audit Committee takes into account the views of management and will take into account the vote of our shareholders with respect to the ratification of the appointment of our independent registered public accounting firm.

What were the fees of our independent registered public accounting firm for services rendered to us during the last two fiscal years?

The aggregate fees for professional services rendered to us by Ernst & Young LLP for 2022 and 2021 were as follows:

Category	2022	2021
Audit Fees	$1,170,700	$920,500
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
	$1,170,700	$920,500

Audit fees for all periods shown above were for professional services provided for the audits of our consolidated financial statements and our internal control over financial reporting as well as reviews of the financial statements included in each of our quarterly reports on Form 10-Q. Audit fees for 2022 and 2021 also include amounts related to consents relating to registration statements.

What is the Audit Committee’s pre-approval policy?

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation, and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.

The Audit Committee pre-approves all auditing services and the terms of non-audit services provided by our independent registered public accounting firm, but only to the extent that the non-audit services are not prohibited under applicable law and the committee determines that the non-audit services do not impair the independence of the independent registered public accounting firm. In situations where it is impractical to wait until the next regularly scheduled quarterly meeting, the Chair of the Audit Committee has been delegated authority to approve audit and non-audit services to be provided by our independent registered public accounting firm. Fees payable to our independent registered public accounting firm for any specific, individual service approved by the Chair pursuant to the above-described delegation of authority may not exceed $100,000, plus reasonable and customary out-of-pocket expenses, and the Chair is required to report any such approvals to the full Audit Committee at its next scheduled meeting.

The pre-approval requirement is waived with respect to the provision of non-audit services by our independent registered public accounting firm if (1) the aggregate amount of all such non-audit services provided to us constitutes not more than five percent of the total fees paid by us to our independent registered public accounting firm during the fiscal year in which such non-audit services were provided, (2) such services were not recognized at the time of the engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Audit Committee and approved by the committee or by one or more of its members to whom authority to grant such approvals has been delegated by the committee prior to the completion of the independent registered public accounting firm’s audit. Ernst & Young LLP did not provide non-audit services during 2022 or 2021.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed ImmunoGen’s audited financial statements for the year ended December 31, 2022 and discussed these financial statements with ImmunoGen’s management. The Audit Committee also has reviewed and discussed the audited financial statements and the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Audit Standards No. 1301 (“Communication with Audit Committees”) with Ernst & Young LLP, ImmunoGen’s independent registered public accounting firm. In addition, the Audit Committee received the letter from Ernst & Young LLP required by PCAOB Rule 3526 (“Communication with Audit Committees Concerning Independence”) and has discussed with Ernst & Young LLP its independence.

Based on its review and the discussions referred to above, the Audit Committee recommended to ImmunoGen’s Board that the audited financial statements be included in ImmunoGen’s Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.

By the Audit Committee of the Board of Directors of ImmunoGen, Inc.
Stephen C. McCluski, Chair Tracey L. McCain
Kristine Peterson
Richard J. Wallace

SHAREHOLDER PROPOSALS FOR THE 2024 ANNUAL MEETING

Under regulations adopted by the SEC, any shareholder proposal submitted for inclusion in ImmunoGen’s proxy statement relating to the 2024 annual meeting of shareholders must be received at our principal executive offices on or before December 28, 2023.

In addition, our by-laws contain provisions regarding the submission of shareholder proposals, including proposals relating to the election of directors, that would not be included in our proxy statement relating to the 2024 annual meeting of shareholders. Notice of these proposals must be given in writing to our corporate secretary no earlier than February 11, 2024 and no later than March 15, 2024. The notice must include the information required by our by-laws. All shareholder proposals should be marked for the attention of Daniel S. Char, Secretary, ImmunoGen, Inc. 830 Winter Street, Waltham, MA 02451. Additionally, any shareholder that intends to solicit proxies in support of a director nominee other than our Board of Directors’ nominees also must comply with Rule 14a-19 under the Securities Exchange Act of 1934, as amended.

It is suggested that any shareholder proposal be submitted by certified mail, return receipt requested.

CERTAIN MATTERS RELATING TO PROXY MATERIALS

The SEC has adopted a rule that allows us or your broker to send a single set of proxy materials and annual reports to any household at which two or more of our shareholders reside, if we or your broker believe that the shareholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce our expenses. The rule applies to our annual reports, proxy statements, and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each shareholder will continue to receive a separate notice regarding the availability of proxy materials, proxy card, or voting instruction card.

If, at any time, you no longer wish to participate in “householding” and would prefer to receive separate proxy materials, please notify your broker, or if you are holding a physical stock certificate, direct your written or oral request to Broadridge Corporate Issuer Solutions, Inc., P.O. Box 1342, Brentwood, New York 11717, telephone number 1-855-697-4961. Shareholders who currently receive multiple copies of proxy materials at their address and would like to request “householding” of their communications should contact their broker or Broadridge Corporate Issuer Solutions, Inc.

OTHER MATTERS

We know of no matters which may properly be and are likely to be brought before the meeting other than the matters discussed in this proxy statement. However, if any other matters properly come before the meeting, the persons acting as proxies will vote in accordance with their best judgment.

ANNUAL REPORT ON FORM 10-K

You may obtain a copy of our Annual Report on Form 10-K, which includes our financial statements for the year ended December 31, 2022 (without exhibits), without charge by writing to: Investor Relations, ImmunoGen, Inc., 830 Winter Street, Waltham, MA 02451. Additionally, you can find a copy of our Annual Report on Form 10-K, on the website of the SEC, at www.sec.gov, or on our website at www.immunogen.com on the Investors & Media page under “Financials & Filings.”

By Order of the Board of Directors
DANIEL S. CHAR, Secretary

April 26, 2023

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. 06) Dean J. Mitchell 07) Kristine Peterson 08) Helen M. Thackray, MD 09) Richard J. Wallace V15486-P87106 !!! For All Withhold All For All Except For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. IMMUNOGEN, INC. 830 WINTER STREET WALTHAM, MA 02451 IMMUNOGEN, INC. 2. Election of Directors Nominees: The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR the following proposals: The Board of Directors recommends you vote FOR the following proposal: The Board of Directors recommends you vote 1 Year on the following proposal: 1. To fix the number of members of the Board of Directors at nine (9). 3. To approve, on an advisory basis, the compensation paid to our named executive officers as disclosed in our proxy statement. 4. To vote, on an advisory basis, on the frequency of advisory shareholder votes on the compensation paid to our executive officers as disclosed in our proxy statement. 5. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof. 01) Stuart A. Arbuckle 02) Mark J. Enyedy 03) Mark A. Goldberg, MD 04) Tracey L. McCain, Esq. 05) Stephen C. McCluski 1 Year 2 Years 3 Years Abstain ! ! ! ! SCAN TO VIEW MATERIALS & VOTEZ VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/IMGN2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V15487-P87106 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting of Shareholders, Proxy Statement, and Annual Report are available at www.proxyvote.com. IMMUNOGEN, INC. This proxy is solicited by the Board of Directors Annual Meeting of Shareholders June 14, 2023, at 9:00 AM ET The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated April 26, 2023, and does hereby appoint Mark J. Enyedy and Daniel S. Char, or either of them (the "proxies"), as the undersigned's attorneys-in-fact and proxies, with full power of substitution in each, for and in the name of the undersigned, with all the powers the undersigned would possess if present at the meeting, hereby revoking any proxy heretofore given, to appear and represent and vote all shares of Common Stock of IMMUNOGEN, INC. (the "Company") which the undersigned would be entitled to vote if present at the Annual Meeting of Shareholders to be held via accessing www.virtualshareholdermeeting.com/IMGN2023 on Wednesday, June 14, 2023, at 9:00 AM ET and any adjournment or postponement thereof. WHEN PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS INDICATED, SUCH SHARES WILL BE VOTED "FOR" ITEMS 1, 2, 3, AND 5, AND "1 YEAR"ON ITEM 4. Continued and to be signed on reverse side